USD 202,000,000 reducing revolving CREDIT facilitY Agreement for
The Companies listed in Schedule 1 as Borrowers

provided by
The Financial Institutions named herein as Original Lenders
with
Nordea Bank Finland Plc. as Swap Bank
and
Nordea Bank Norge ASA as Agent
and
Nordea Bank Norge ASA as Mandated Lead Arranger
Dated 29 August 2006

TABLE OF CONTENTS

1DEFINITIONS AND INTERPRETATION

2THE FACILITY

3PURPOSE

4CONDITIONS PRECEDENT

5DRAWDOWN

6SCHEDULED REDUCTIONS AND REPAYMENT

7PREPAYMENT AND CANCELLATION

8INTEREST

9INTEREST PERIODS

10CHANGES TO THE CALCULATION OF INTEREST

11FEES

12TAX GROSS-UP AND INDEMNITIES

13INCREASED COSTS

14OTHER INDEMNITIES

15MITIGATION BY THE LENDERS

16COSTS AND EXPENSES

17SECURITY

18REPRESENTATIONS AND WARRANTIES

19INFORMATION UNDERTAKINGS

20FINANCIAL COVENANTS

21GENERAL UNDERTAKINGS

22VESSELS’ COVENANTS

23EVENTS OF DEFAULT

24CHANGES TO THE LENDERS

25CHANGES TO THE BORROWERS

26ROLE OF THE AGENT AND THE ARRANGER

27SHARING AMONG THE FINANCE PARTIES

28PAYMENT MECHANICS

29SET-OFF

30NOTICES

31CALCULATIONS

32MISCELLANEOUS

33GOVERNING LAW AND ENFORCEMENT

SCHEDULES

1 Original Parties, Commitments and Allocated Loan Amounts

2 Conditions Precedent

3 Form of Drawdown Notice

4 Form of Compliance Certificate

5 Form of Transfer Certificate

6 Form of Accession Letter

7 Scheduled reductions

8 Form of Assignment Agreement

9 Mandatory Cost Formulae

10 Form of Guarantee

THIS REDUCING REVOLVING CREDIT FACILITY AGREEMENT is dated 29 August 2006 and made between:

(1)	THE COMPANIES listed in Part I of Schedule 1 as original borrowers (together the “Original Borrowers”)

(2) The banks and financial institutions listed in Part II of Schedule 1, as original lenders (together, the “Lenders”);

(3) Nordea Bank Finland Plc. of TO1, FIN-00020 Nordea, Helsinki, Finland, as swap bank, (the “Swap Bank”);

(4) Nordea Bank Norge ASA of Middelthunsgate 17, N-0368 Oslo, Norway, organisation number 911 044 110, as bookrunner (the “Bookrunner”);

(5) Nordea Bank Norge ASA of Middelthunsgate 17, N-0368 Oslo, Norway, organisation number 911 044 110, as facility agent (the “Agent”);

(6) Nordea Bank Norge ASA of Middelthunsgate 17, N-0368 Oslo, Norway, organisation number 911 044 110, as mandated lead arranger (the “Arranger”) and underwriter (the “Underwriter”); and

(7) DVB Bank America NV of Zeelandia Office Park, Kaya W.F.G. Mensnig 14, P.O. Box 3107, Curacao, Netherlands Antilles, The Governor and Company of the Bank of Scotland of The Mound, Edinburgh, Scotland, EH1 1YZ and acting from their office at Pentland House, 8 Lochside Avenue, Edinburgh, Scotland, EH12 9DJ and HSH Nordbank AG of Gerhart Hauptmann Platz 50, 20095 Hamburg, Germany, as co-arrangers (the “Co-Arrangers”).

IT IS AGREED as follows:

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, unless the context otherwise requires:

“Accession Letter” means a document substantially in the form set out in Schedule 6 (Form of Accession Letter).

“Account Charge” means the account charge collateral to this Agreement for the first priority charge over the Earnings Accounts to be made between the Borrowers and the Agent (on behalf of the Finance Parties and the Swap Bank) as security for the Borrowers’ obligations under the Finance Documents and any Swap Agreement, in form and acceptance acceptable to the Agent.

“Additional Borrower” means a company which becomes an Additional Borrower in accordance with Clause 25 (Changes to the Borrowers).

“Agreement” means this reducing revolving credit facility agreement, as it may be amended, supplemented and varied from time to time, including its Schedules and any Transfer Certificate.

“Allocated Loan Amount” means:

a)	in respect of each Existing Vessel, the amount set out in Part III of Schedule 1 (Original Parties, Commitments and Allocated Loan Amounts);

b)
in respect of MV “Sibohelle” (tbr “Sakonnet”), the lower of (i) USD 27,000,000 and (ii) seventy-five per cent (75.00%) of the Market Value of such vessel at such time, and always adjusted for the scheduled reductions in Schedule 7 (Scheduled reductions) up until the Drawdown Date for the Loan related to MV “Sibohelle” (tbr “Sakonnet”); and

c)	in respect of any New Vessel, as determined by the Agent (on behalf the Lenders).

“Approved Brokers” means (i) Compass Maritime Services, LLC, (ii) Barry Rogliano Salles S.A.S, (iii) Braemar Seascope Valuations Ltd., (iv) Lorentzen & Stemoco AS and (v) Associated Shipbroking A.S.M. being reputable and independent ship brokers appointed by the Lenders.

“Assignment Agreement” means the assignment agreement collateral to this Agreement for the first priority assignment of the Earnings, the Insurances, certain bank accounts with the Agent and the Charter Guarantees to be made between the Borrowers and the Agent (on behalf of the Finance Parties and the Swap Bank) as security for the Borrowers’ obligations under the Finance Documents and any Swap Agreement, substantially in the form set out in Schedule 8 (Form of Assignment Agreement) or such other form as is acceptable to the Agent.

“Availability Period” means the period from and including the date of this Agreement to and including the day falling one (1) month prior to the Final Maturity Date, however so that the first utilisation of the Allocated Loan Amounts in respect of the New Vessels must be made by 30 June 2007 in order for such amounts not to be automatically cancelled at such date in accordance with Clause 5.3 (Availability).

“Available Commitment” means a Lender’s Commitment less:

a)	the amount of its participation in any outstanding Loans; and

b)	in relation to any proposed Drawdown, the amount of its participation in any other Loans that are due to be made on or before the proposed Drawdown Date,

other than, in relation to any proposed Drawdown, that Lender’s participation in any Loans that are due to be repaid or repaid on or before the proposed Drawdown Date.

“BHOBO One” means BHOBO One Ltd. of Trust Company Complex, Ajeltake Island, Majuro, Marshall Islands, MH96960.

“BHOBO Two” means BHOBO Two Ltd. of Trust Company Complex, Ajeltake Island, Majuro, Marshall Islands, MH96960.

“BHOBO Three” means BHOBO Three Ltd. of Trust Company Complex, Ajeltake Island, Majuro, Marshall Islands, MH96960.

“Borrower” means an Original Borrower or an Additional Borrower.

“Break Costs” means the amount (if any) by which:

a)
the interest which a Lender should have received for the period from the date of receipt of all or part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of a Loan or Unpaid Sum, had the principal amount or Unpaid Sum been paid on the last day of that Interest Period; exceeds

b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the relevant interbank market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for business in Oslo, New York and London (or any other relevant place of payment under Clause 28 (Payment mechanics).

“Cash and Cash Equivalents” has the meaning given to that term in Clause 20.1 (Financial definitions).

“Charter Guarantee” means each of the guarantees granted by the relevant Charter Guarantor in favour of the relevant Borrower as security for the due performance of all of the relevant Charterers’ obligations under the relevant Charterparty, in form and substance satisfactory to the Agent (on behalf of the Majority Lenders).

“Charter Guarantor” means:

a)	in respect of (i) MV “Rip Hudner”, (ii) MV “Bonnie Smithwick” and (iii) MV “Searose G”, Sempra Energy of 101 Ash Street, San Diego, U.S.A.;

b)	in respect of MV “Roger M. Jones”, Clearwater Advisors Corporation of Tortola, BVI;

c)
in respect of MT “Sagamore”, ENOC Supply & Trading LLC of Dubai, however only to the extent that the ENOC Supply & Trading LLC has nominated another company as charterers under the Charterparty for MT “Sagamore”; and

d)	any other charter guarantor for any of the New Vessels (if any), as approved by the Agent (on behalf of the Lenders) from time to time.

“Charterers” means:

a)	in respect of each of (i) MV “Rip Hudner”, MV “Bonnie Smithwick” and MV “Searose G”, TTMI Sarl. of Geneva, Switzerland;

b)	in respect of MV “Roger M. Jones”, Clearlake Shipping Ltd. of Tortola, BVI;

c)	in respect of MT “Sagamore”, ENOC Supply & Trading LLC of Dubai; and

d)	any other charterer of any of the New Vessels as approved by the Agent (on behalf of the Lenders) from time to time.

“Charterparty” means:

a)
in respect of each of MV “Rip Hudner” and MV “Bonnie Smithwick”, the time charterparties dated 4 February 2005, respectively, made between BHOBO Two and BHOBO One (as owners), respectively, and TTMI Sarl. (as charterers), for a period of five (5) years at a net daily charter rate of not less than USD 26,600 during year 1, USD 24,600 during year 2, USD 23,600 during year 3, USD 22,600 during year 4 and USD 20,600 during year 5;

b)
in respect of MV “Searose G”, the time charterparty dated 4 February 2005 made between BHOBO Three (as owner) and TTMI Sarl. (as charterers), for a charter period of five (5) years at a net daily charter rate of not less than USD 26,000 during year 1, USD 24,000 during year 2, USD 23,000 during year 3, USD 22,000 during year 4 and USD 20,000 during year 5 and with a 35.00% profit share in years 2 - 5;

c)
in respect of MV “Roger M. Jones”, the time charterparty made or to be made between RMJ OBO Shipping Ltd. (as owner) and Clearlake Shipping Ltd. (as charterers), for a period of three (3) years commencing on the relevant Drawdown Date, at a daily charter rate of not less than USD 23,500 (less 3.75% commission);

d)
in respect of MV “Sagamore”, the time charterparty made or to be made between Sagamore Shipping Ltd. (as owner) and ENOC Supply & Trading LLC (as charterers), for a charter period of three (3) years commencing at the relevant Drawdown Date, at a daily charter rate of not less than USD 23,500 (less 3.75% commission); and

e)
in respect of any of the New Vessels, (i) the time charterparty between the relevant Borrower and TTMI Sarl (in respect of MV “Sibohelle” (tbr “Sakonnet”) or (ii) any other time charterparty between the relevant Borrower and a Charterer, in any event, in form and substance as approved by the Agent (on behalf of the Finance Parties).

“Charterparty Assignment” means each of the deeds of assignment collateral to this Agreement for the first priority assignments of the Charterparties to be made between the Borrowers and the Agent (on behalf of the Finance Parties and the Swap Bank) as security for the Borrowers’ obligations under the Finance Documents and any Swap Agreement(s), in form and substance as approved by the Agent (on behalf of the Finance Parties and the Swap Bank).

“Commercial Management Agreement” means the agreement made between the Commercial Manager and the Guarantor (and all of its Subsidiaries) for the management of the Guarantor (and its Subsidiaries, hereunder (but not limited to) the Borrowers and the Vessels.

“Commercial Manager” means B+H Management Ltd. of Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton HM JX, Bermuda.

“Commitment” means:

a)
in relation to a Lender, the amount set opposite its name under the heading “Commitments” in Part II of Schedule 1 (Original Parties, Commitments and Allocated Loan Amounts) and the amount of any other Commitment transferred to it pursuant to Clause 24.1 (Assignments and transfers by the Lenders); and

b)	in relation to any New Lender, the amount of any Commitment transferred to it pursuant to Clause 24.1 (Assignments and transfers by the Lenders),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Compliance Certificate” means a certificate substantially in the form as set out in Schedule 4 (Form of Compliance Certificate).

“Deeds of Covenants” means (if relevant) each of the first priority deeds of covenants collateral to the Mortgages, to be entered into between the respective Borrower and the Agent (on behalf of the Finance Parties and the Swap Bank), in form and substance satisfactory to the Agent (on behalf of the Finance Parties and the Swap Bank).

“Default” means an Event of Default or any event or circumstance specified in Clause 23 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“DOC” means in relation to the Technical Manager a valid document of compliance issued to the Technical Manager pursuant to paragraph 13.2 of the ISM Code.

“Drawdown” means a utilisation under the Facility.

“Drawdown Date” means the Business Day on which the Borrowers have requested a Drawdown pursuant to this Agreement or, as the context requires, the date on which the relevant Loan is actually made.

“Drawdown Notice” means the notice substantially in the form set out in Schedule 3 (Form of Drawdown Notice).

“Earnings” means all moneys whatsoever which are now, or later become, payable (actually or contingently) to any of the Borrowers and which arise out of the use of or operation of any of the Vessels, including (but not limited to):

a)
all freight, hire and passage moneys payable to any of the Borrowers, including (without limitation) payments of any nature under any of the Charterparties or any other charter or agreement for the employment, use, possession, management and/or operation of any of the Vessels;

b)	any claim under any guarantees related to freight and hire payable to any of the Borrowers as a consequence of the operation of any of the Vessels;

c)	compensation payable to any of the Borrowers in the event of any requisition of any of the Vessels or for the use of any of the Vessels by any government authority or other competent authority;

d)	remuneration for salvage, towage and other services performed by any of the Vessels payable to any of the Borrowers;

e)	demurrage and retention money receivable by any of the Borrowers in relation to any of the Vessels;

f)	all moneys which are at any time payable under the Insurances in respect of loss of earnings;

g)
if and whenever any of the Vessels is employed on terms whereby any moneys falling within litra a) to f) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to such Vessel; and

h)	any other money whatsoever due or to become due to any of the Borrowers from third parties in relation to any of the Vessels, or otherwise.

“Earnings Accounts” means:

a)	account no. 52861102 in the name of OBO Holdings Ltd. with Nordea Bank Finland plc, London Branch;

b)	account no. 52862102 in the name of BHOBO One with the Nordea Bank Finland Plc. London Branch;

c)	account no. 52863102 in the name of BHOBO Two with the Nordea Bank Finland Plc. London Branch;

d)	account no. 52864102 in the name of BHOBO Three with Nordea Bank Finland Plc. London Branch;

e)	account no. 53182102 in the name of RMJ OBO Shipping Ltd. with Nordea Bank Finland Plc. London Branch; and

f)	account no. 53272102 in the name of Sagamore Shipping Ltd. with Nordea Bank Finland Plc. London Branch,

or any such other accounts of any of the Borrowers with the Agent and/or Nordea Bank Finland Plc. London Branch to which all the Earnings shall be paid, pledged in favour of the Agent (on behalf of the Finance Parties and the Swap Bank) under the Assignment Agreement.

“EBITDA” has the meaning given to that term in Clause 20.1 (Financial definitions).

“Environmental Approval” means any permit, licence, consent, approval and other authorisations and the filing of any notification, report or assessment required under any Environmental Law for the operation of the Vessels.

“Environmental Claim” means any claim, proceeding or investigation by any party in respect of any Environmental Law or Environmental Approval.

“Environmental Law” means any applicable law, regulation, convention or treaty in any jurisdiction in which any of the Borrowers and/or the Charterers conduct business which relates to the pollution or protection of the environment or to the carriage of material which is capable of polluting the environment.

“Event of Default” means any event or circumstance specified as such in Clause 23 (Events of Default).

“Existing Credit Facility” means the credit facility granted to the Original Borrowers under the USD 138,100,000 revolving reducing term loan facility agreement dated 18 October 2005.

“Existing Vessels” means:

a)	M/V “Bonnie Smithwick”, a 83,000 dwt OBO tanker built in 1993, with IMO number 9050084, registered in the name of BHOBO One in the Bahamas Ship Register;

b)	M/V “Rip Hudner”, a 83,000 dwt OBO tanker built in 1994, with IMO number 9077111, registered in the name of BHOBO Two in the Bahamas Ship Register;

c)	M/V “Searose G”, a 83,000 dwt OBO tanker built in 1994, with IMO number 9050096, registered in the name of BHOBO Three in the Bahamas Ship Register;

d)	M/V “Roger M. Jones”, a 75,000 dwt OBO tanker built in 1992, with IMO number 9009396 to be registered in the name of RMJ OBO Shipping Ltd. in the Bahamas Ship Registry; and

e)	MT “Sagamore”, a 68,000 dwt product tanker built in 1991, with IMO number 9002192 to be registered in the name of Sagamore Shipping Ltd. in the Bahamas Ship Registry.

“FA Act” means the Norwegian Financial Agreements Act of 25 June 1999 no. 46 (as amended).

“Facility” means the reducing revolving credit facility made available under this Agreement as described in Clause 2.1 (The Facility)

“Fee Letter” means any letter or letters dated on or about the date of this Agreement between the Arranger and the Borrowers (or the Agent and the Borrowers) setting out any fees referred to in Clause 11 (Fees).

“Final Maturity Date” means 31 December 2011.

“Finance Documents” means this Agreement, the Security Documents, any Accession Letter, any Fee Letter and any other document (whether creating a Security Interest or not) which is executed at any time by any of the Borrowers or any other person as security for, or to establish any form of subordination to the Finance Parties under this Agreement or any of the other documents referred to herein or therein.

“Finance Party” means the Agent, the Arranger, the Bookrunner, the Co-Arrangers and the Lenders.

“Financial Indebtedness” means any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent.

“Fixed Charges” has the meaning given to that term in Clause 20.1 (Financial definitions).

“GAAP” means the generally accepted accounting principles in Norway, Bermuda and the United States (as the case may be).

“Group” means the Guarantor and its Subsidiaries from time to time.

“Guarantee” means an on-demand guarantee (selvskyldnerkausjon) to be provided by the Guarantor in favour of the Agent (on behalf of the Finance Parties and the Swap Bank) as security for the Borrowers’ obligations under the Finance Documents and any Swap Agreement(s), substantially in the form set out in Schedule 10 (Form of Guarantee).

“Guarantor” means B+H Ocean Carriers Ltd. of 80 Broad Street, Monrovia, Liberia.

“Insurances” means, in relation to the Vessels, all policies and contracts of insurance (which expression includes all entries of the Vessels in a protection and indemnity or war risk association) which are from time to time during the Security Period in place or taken out or entered into by or for the benefit of any of the Borrowers and/or the Charterers (whether in the sole name of the Borrowers or in the joint names of the Borrowers and any other person) in respect of the Vessels or otherwise in connection with the Vessels and all benefits thereunder (including claims of whatsoever nature and return of premiums).

“Interest Payment Date” means the last Business Day of each Interest Period.

“Interest Period” means, in relation to a Loan, each of the successive periods determined in accordance with Clause 9.1 (Interest Periods), and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“ISM Code” means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevent.

“ISPS Code” means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization’s (IMO) Diplomatic Conference of December 2002.

“Lenders” means the banks and financial institutions listed in Part II of Schedule 1 (Original Parties, Commitments and Allocated Loan Amounts) and any New Lender, which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“LIBOR” means in relation to any Loan:

a)
the rate per annum equal to the offered quotation for deposits in USD for the relevant Interest Period ascertained by the Agent to be the rate as displayed on the Reuters' screen, page LIBOR01, at or about 11:00 hours (London time) on the applicable Quotation Day; or

b)
if no such rate is available, the arithmetic means of the rate per annum at which the Lenders are able to acquire USD in the amount and for the relevant Interest Period of the Loan in the London interbank market at or about 11:00 hours (London time) on the applicable Quotation Day, as (in the absence of manifest error) conclusively certified by the Agent to the Borrowers.

“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

“Majority Lenders” means:

a)
if there are no Loans outstanding, a Lender or Lenders whose Commitments aggregate more than 66.67% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66.67% of the Total Commitments immediately prior to the reduction); or

b)	at any other time, a Lender or Lenders whose participations in the Loan then outstanding aggregate more than 66.67% of the Loan then outstanding.

"Mandatory Cost" means the percentage rate per annum calculated by the Agent in accordance with Schedule 9 (Mandatory Cost formulae).

“Managers” means the Commercial Manager and the Technical Manager.

“Margin” means one per cent (1.00%) per annum.

“Market Value” means the fair market value of each of the Vessels in USD, being the average of valuations of the respective Vessel obtained from two (2) Approved Brokers, with or without physical inspection of the Vessels (as the Agent may require) on the basis of a sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing buyer and seller, on an “as is, where is” basis, free of any existing charter or other contract of employment and/or pool arrangement.

“Material Adverse Effect” means a material adverse effect on:

a)	the business, operation, assets or condition (financial or otherwise) of any of the Borrowers and/or the Guarantor and/or the Charterers and/or the Charter Guarantor (as the case may be);

b)	the ability of any of the Borrowers and/or the Guarantor (as the case may be) to perform any of their obligations under the Finance Documents; or

c)	the rights or remedies of the Lenders under the Finance Documents.

“Measurement Period” has the meaning given to that term in Clause 20.1 (Financial definitions).

“MOAs” means each of the Memoranda of Agreements (and any addenda thereto) being made between a Seller and a Borrower for the purchase of a New Vessel.

“Mortgages” means each of the first priority mortgages to be executed and recorded by the relevant Borrowers against the Vessels in the Bahamas Ship Registry (or such other ship registry as acceptable to the Lenders) in favour of the Agent (on behalf of the Finance Parties and the Swap Bank), in form and substance satisfactory to the Agent (on behalf of the Finance Parties and the Swap Bank).

“Net Interest” has the meaning given to that term in Clause 20.1 (Financial definitions).

“New Lender” has the meaning set out in Clause 24 (Changes to the Lenders).

“New Vessels” means:

a)
MV “Sibohelle” (tbr “Sakonnet”), a 75,000 dwt OBO carrier built in 1993 at B&W Shipyard in Denmark, however so that the principal amount of the Loan incurred to partly finance MV “Sibohelle” (tbr “Sakonnet”) shall not exceed seventy-five per cent (75.00%) of the Market Value of such vessel on the date of consummation of such vessel acquisition; and

b)
two (2) additional vessels (i) being a type of vessel complementary to the current business plan of the Guarantor and acceptable to the Majority Lenders, (ii) maintaining a flag and class acceptable to the Majority Lenders, (iii) for which the purchase price shall not exceed the Market Value of the respective vessel, (iv) of maximum fifteen (15) years of age and (v) for which the principal amount of the Loan incurred to partly finance each such new vessel shall not exceed seventy-five per cent (75.00%) of the Market Value of such new vessel on the date of consummation of such vessel acquisition.

“Original Borrowers” means OBO Holdings Ltd, BHOBO One, BHOBO Two, BHOBO Three, RMJ OBO Shipping Ltd. and Sagamore Shipping Ltd.

“Original Financial Statements” means the unaudited consolidated financial statements of the Guarantor and the Original Borrowers for the year ended 31 December 2005 and the opening balance sheets of the New Borrowers.

“Party” means a party to this Agreement (including its successors and permitted transferees).

“Quarter Date” has the meaning given to that term in Clause 20.1 (Financial definitions).

“Quotation Day” means the day occurring two (2) Business Days prior to the commencement of an Interest Period.

“Secured Party” means a Finance Party and the Swap Bank.

“Security Documents” means all or any security documents as may be entered into from time to time pursuant to Clause 17 (Security).

“Security Interest” means any mortgage, charge (whether fixed or floating), encumbrance, pledge, lien, assignment by way of security, finance lease, sale and repurchase or sale and leaseback arrangement, sale of receivables on a recourse basis or other security interest or any other agreement or arrangement having the effect of conferring security.

“Security Period” means the period commencing on the first Drawdown Date hereunder and ending the date on which the Agent notifies the Borrowers, the other Finance Parties and the Swap Bank that:

a)	all amounts which have become due for payment by any of the Borrowers or any other party under the Finance Documents and any Swap Agreement(s) have been paid;

b)	no amount is owing or has accrued (without yet having become due for payment) under any of the Finance Documents or any Swap Agreement(s);

c)	none of the Borrowers or any other party has any future or contingent liability under any provision of this Agreement, the other Finance Documents or any Swap Agreement(s); and

d)
none of the Agent, the Majority Lenders and the Swap Bank do consider that there is a significant risk that any payment or transaction under a Finance Document or any Swap Agreement(s) would be set aside, or would have to be reversed or adjusted, in any present or possible future proceeding relating to a Finance Document or any Swap Agreement or any asset covered (or previously covered) by a Security Interest created by a Finance Document or any Swap Agreement.

“Seller” means a seller in respect of a New Vessel as set out in the respective MoA.

“SMC” means a valid safety management certificate issued for each the Vessels pursuant to paragraph 13.7 of the ISM Code.

“SMS” means a safety management system for the Vessels developed and implemented in accordance with the ISM Code and including the functional requirements duties and obligations that follow from the ISM Code.

“Subsidiaries” means any business entity of which more than fifty per cent (50.00%) of the outstanding voting stock or other equity interest is owned directly of indirectly by such person and/or one or more other Subsidiaries of such person.

“Swap Agreement” means any interest rate swap agreement or agreements, hereunder any ISDA Master Agreement and schedules thereto, to be made between the Guarantor and/or the Borrowers and the Swap Bank in relation to the Facility.

“Tax on Overall Net Income” means a Tax imposed on a Finance Party by the jurisdiction under the laws of which it is incorporated, or in which it is located or treated as resident for tax purposes, on:

a)	the net income, profits or gains of that Finance Party world wide; or

b)	such of the net income, profits or gains of that Finance Party as are considered to arise in or relate to or are taxable in that jurisdiction.

“Taxes” means all present and future taxes, levies, imposts, duties, charges, fees, deductions and withholdings, and any restrictions and or conditions resulting in a charge together with interest thereon and penalties in respect thereof and “tax” and “taxation” shall be construed accordingly.

“Technical Management Agreements” means the agreement made or to be made between the relevant Borrower and the Technical Manager for the technical management of the Vessels.

“Technical Manager” means the Commercial Manager (in its capacity as technical manager).

“Total Commitments” means the aggregate of the Commitments, being USD 202,000,000 at the date of this Agreement.

“Total Debt” has the meaning given to that term in Clause 20.1 (Financial definitions).

“Total Loss” means, in relation to any of the Vessels:

a)	the actual, constructive, compromised, agreed, arranged or other total loss of such Vessel;

b)
any expropriation, confiscation, requisition or acquisition of such Vessel, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a governmental or official authority (excluding a requisition for hire for a fixed period not exceeding one (1) year without any right to extension) unless it is within one (1) month from the Total Loss Date redelivered to the full control of the relevant Borrower; and

c)
any arrest, capture, seizure or detention of such Vessel (including any hijacking or theft) unless it is within one (1) month from the Total Loss Date redelivered to the full control of the relevant Borrower.

“Total Loss Date” means:

a)	in the case of an actual total loss of any of the Vessels, the date on which it occurred or, if that is unknown, the date when the relevant Vessel was last heard of;

b)
in the case of a constructive, compromised, agreed or arranged total loss of any of the Vessels, the earlier of: (i) the date on which a notice of abandonment is given to the insurers (provided a claim for total loss is admitted by such insurers) or, if such insurers do not forthwith admit such a claim, at the date at which either a total loss is subsequently admitted by the insurers or a total loss is subsequently adjudged by a competent court of law or arbitration panel to have occurred or, if earlier, the date falling six (6) months after notice of abandonment of the relevant Vessel was given to the insurers; and (ii) the date of compromise, arrangement or agreement made by or on behalf of the relevant Borrower with the relevant Vessel’s insurers in which the insurers agree to treat such Vessel as a total loss; or

c)	in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred.

“Transaction Documents” means the Finance Documents, the MOAs, the Charterparties, the Charter Guarantees, the Technical Management Agreements and the Swap Agreement(s), together with the other documents contemplated herein or therein.

“Transfer Certificate” means a certificate substantially in the form as set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrowers.

“Transfer Date” means, in respect of a Transfer (as defined in Clause 24.1 (Assignments and transfers by Lenders), the proposed Transfer Date as set out in the Transfer Certificate relating to the Transfer.

“Unpaid Sum” means any sum due and payable but unpaid by any of the Borrowers and/or the Guarantor (as the case may be) under the Finance Documents.

“USD” means United States Dollars, being the lawful currency of the United States of America.

“Value Adjusted Equity” has the meaning given to that term in Clause 20.1 (Financial definitions).

“Value Adjusted Equity Ratio” has the meaning given to that term in Clause 20.1 (Financial definitions).

“Value Adjusted Total Assets” has the meaning given to that term in Clause 20.1 (Financial definitions).

“VAT” means value added tax and any other tax of similar nature.

“Vessels” means the Existing Vessels and the New Vessels.

1.2	Construction

In this Agreement, unless the context otherwise requires:

a)	Clause and Schedule headings are for ease of reference only;

b)
words denoting the singular number shall include the plural and vice versa. In particular, for so long as Nordea Bank Norge ASA is the only Lender, references to “Lenders” or “Majority Lenders” shall be construed as a reference to Nordea Bank Norge ASA;

c)	references to Clauses and Schedules are references, respectively, to the Clauses and Schedules of this Agreement;

d)	references to a provision of law is a reference to that provision as it may be amended or re-enacted, and to any regulations made by the appropriate authority pursuant to such law;

e)
references to “control” means the power to appoint a majority of the board of directors or to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise;

f)	references to “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent; and

g)
references to a “person” shall include any individual, firm, partnership, joint venture, company, corporation, trust, fund, body, corporate, unincorporated body of persons, or any state or any agency of a state or association (whether or not having separate legal personality).

2	THE FACILITY

2.1	The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers a reducing revolving credit facility up to an aggregate amount not exceeding the Total Commitments.

2.2	Finance Parties’ rights and obligations

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrowers shall be a separate and independent debt. A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3	Nature of rights and obligations of the Borrowers

a)
The obligations of the Borrowers under this Agreement and the other Finance Documents shall be joint and several. Any Loans shall, once drawn, be deemed to have been made by the Lenders to the Borrowers jointly and severally, and the obligations of the Borrowers to repay a Loan and to perform all other obligations pursuant to this Agreement and the other Finance Documents shall be owed to the Lenders jointly and severally. The liability of a Borrower for Loans actually made to any of the other Borrowers shall not exceed USD 202,000,000 plus interest, fees and expenses under this Agreement and the Finance Documents.

b)
Each of the Borrowers hereby specifically agrees and accepts that the nature of their liability hereunder being joint and several shall not be affected by any reason or circumstances of legal or factual nature, including, but not limited to:

(i)	any waiver granted to any of the Borrowers, the Guarantor or any third party;

(ii)	any failure to enforce any rights, remedy or security against any of the other Borrowers, the Guarantor or any other third party;

(iii)	any legal limitation, incapacity or other circumstances relating to any of the other Borrowers, the Guarantor or any other third party;

(iv)	the liquidation, bankruptcy, insolvency or dissolution or the appointment of receiver for any of the other Borrowers, the Guarantor or any other third party; or

(v)	this Agreement or any of the Finance Documents becoming invalid or unenforceable against any of the other Borrowers and/or the Guarantor.

c)
Each of the Borrowers specifically waives all rights under the provisions of the Norwegian FA Act not being mandatory provisions, including (but not limited to) the relevant provisions of §§ 62, 63, 65, 66, 67, 70, 71, 72, 73 and 74.

2.4	Borrowers’ agent

a)	Each Borrower irrevocably appoints OBO Holdings Ltd. to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)
OBO Holdings Ltd. on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give and receive all notices, consents and instructions (including Drawdown Notices), to agree, accept and execute on its behalf all documents in connection with the Finance Documents (including amendments and variations and consents under any Finance Document) and to execute any new Finance Document and to take such other action as may be necessary or desirable under or in connection with the Finance Documents; and

(ii)	each Finance Party to give any notice, demand or other communication to that Borrower pursuant to the Finance Documents to the Company.

b)	Each Borrower confirms that:

(i)	it will be bound by any action taken by OBO Holdings Ltd. under or in connection with the Finance Documents; and

(ii)	each Finance Party may relay on any action purported to be taken by OBO Holdings Ltd. on behalf of that Borrower.

c)	The respective liabilities of each of the Borrowers and the Guarantor under the Finance Documents shall not be in any way affected by:

(i)	any actual or purported irregularity in any act done, or failure to act, by OBO Holdings Ltd.;

(ii)	OBO Holdings Ltd. acting (or purporting to act) in any respect outside any authority conferred upon it by any Borrower; or

(iii)	any actual or purported failure by, or inability of, OBO Holdings Ltd. to inform any Borrower of receipt by it of any notification under the Finance Documents.

d)	In the event of a conflict between any notices or other communications of OBO Holdings Ltd. and any Borrower, those of OBO Holdings Ltd. shall prevail.

3	PURPOSE

3.1	Purpose

The Borrowers shall apply all amounts borrowed by them as follows:

a)
to repay the amount outstanding under the Existing Credit Facility (provided that such repayment shall not exceed an amount equal to seventy- five per cent (75.00%) of the Market Value of the Existing Vessels);

b)	to part-finance the purchase price for the New Vessels;

c)	for the Borrowers’ and their Subsidiaries’ general corporate and working capital purposes; and

d)	for the payment of fees and expenses incurred in connection with the Facility.

3.2	Monitoring

Without prejudice to the obligations of the Borrowers under this Clause 3, no Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	CONDITIONS PRECEDENT

4.1	Initial conditions precedent

The Borrowers may not deliver a Drawdown Notice unless the Agent has received originals or certified copies of all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent, provided that to the extent that any such documents or evidence can solely as a result of the proceeds of the Loan being used to refinance any amount outstanding under the Existing Credit Facility, not be provided prior to the delivery of a Drawdown Notice, evidence must be received by the Agent that such documents and evidence will be provided on the initial Drawdown Date. The Agent shall notify the Borrowers and the Lenders promptly upon being so satisfied.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of a Drawdown Notice and on the proposed Drawdown Date:

a)	no Default is continuing or would result from the proposed Loan; and

b)	the representations and warranties contained in Clause 18 (Representations and warranties) deemed to be repeated on those dates are true and correct in all respects.

4.3	Maximum number of Loans

The Borrower may not deliver a Drawdown Notice if, as a result of the proposed Drawdown more than eight (8) Loans would be outstanding (one Loan for each Vessel).

4.4	Waiver of conditions precedent

The conditions specified in this Clause 4 are solely for the benefit of the Lenders and may be waived on their behalf in whole or in part and with or without conditions by the Agent (acting on the instructions of the Majority Lenders).

5	DRAWDOWN

5.1	Delivery of a Drawdown Notice

The Borrowers may utilise the Facility by delivering to the Agent a duly completed Drawdown Notice no later than 10:00 hours (London time) three (3) Business Days prior to the proposed Drawdown Date.

5.2	Completion of a Drawdown Notice

Each Drawdown Notice is irrevocable and will not be regarded as having been duly completed unless:

a)	it is substantially in the form set out in Schedule 3 (Form of Drawdown Notice);

b)	the proposed Drawdown Date is a Business Day within the Availability Period;

c)	the currency specified is USD and the amount of the proposed Loan (which together with the other Loans outstanding) is an amount which is not more than the Total Commitments and

d)	the proposed Interest Period complies with Clause 9 (Interest Periods).

5.3	Availability

Any amount of the Total Commitments not utilised by the expiry of the Availability Period shall automatically be cancelled at close of business in Oslo on such date.

5.4	Lenders’ participation

Upon receipt of a Drawdown Notice, the Agent shall notify each Lender of the details of the requested Loan and the amount of each Lender’s participation in such Loan. If the conditions set out in this Agreement have been met, each Lender shall no later than 10:00 hours (London time) on the Drawdown Date make available to the Agent for the account of the relevant Borrower an amount equal to its participation in the Loan to be advanced pursuant to the Drawdown Notice.

6	SCHEDULED REDUCTIONS AND REPAYMENT

6.1	Roll-over of Loans

The Borrowers shall repay each Loan in full on the last day of its Interest Period, however, so that where a Loan (the “New Loan”), subject to and in accordance with the other terms of this Agreement, shall be made on a day when another Loan (the “Maturing Loan”) is due to be repaid, then:

a)	the Maturing Loan shall be deemed to be repaid on the last day of its Interest Period to the extent that the amount of the New Loan is equal to or greater than the amount of the Maturing Loan; and

b)
to that extent, the amount of the New Loan shall be deemed to have been credited to the account of the Borrower, and the Lenders shall only be obliged to make available an amount equal to the amount by which amount the New Loan exceeds the Maturing Loan.

6.2	Repayment of Loans

a)
The Allocated Loan Amount for each Existing Vessel and MV “Sibohelle” (tbr “Sakonnet”) shall be reduced on the dates and in such amounts as set out in Schedule 7 (Scheduled reductions) (and the Total Commitments shall be reduced accordingly).

b)
Each Allocated Loan Amount relating to any New Vessel (except for MV “Sibohelle” (tbr “Sakonnet”)) shall be subject to consecutive quarterly scheduled reductions (to be calculated by the Agent and Schedule 7 (Scheduled reductions) shall be amended accordingly) commencing on the first following reduction date of a Loan related to the Existing Vessels, each such reduction in equal quarterly amounts in accordance with a profile of twenty (20) years (so that each Allocated Loan Amount and the Total Commitments, related to a New Vessel except for MV “Sibohelle” (tbr “Sakonnet”)) shall be reduced quarterly to zero when such New Vessel except for MV “Sibohelle” (tbr “Sakonnet”) reaches twenty (20) years of age).

c)
The Borrowers shall ensure that sufficient Loans are repaid on an Interest Payment Date to the extent necessary so that the aggregate amount of the outstanding Loans (after that repayment) is equal to or less than the reduced amount of Total Commitments.

d)	Any reduction of the Total Commitments shall reduce rateably each Lender’s Commitment.

6.3	Final repayment

On the Final Maturity Date the Borrowers shall repay all Loans then outstanding under this Agreement in full, together with all other sums due and outstanding under the Finance Documents at such date (if any).

7	PREPAYMENT AND CANCELLATION

7.1	Mandatory prepayment - Total Loss or sale

a)
If any of the Vessels is sold or becomes a Total Loss or early termination fees are paid under any of the Charterparties, the Borrowers shall be obliged to prepay the Facility by an amount equal to the sum of outstanding remaining scheduled reductions related to such Vessel as per Schedule 7 (Schedule reductions) and the Total Commitments shall be reduced by an amount equal to the Allocated Loan Amount for such Vessel:

(i)	in case of a sale, on or before the date on which the sale is completed by delivery of the relevant Vessel to the buyer; or

(ii)
in the case of a Total Loss, on the earlier of the date falling ninety (90) days after the Total Loss Date and the receipt by the Agent (on behalf of the Lenders) of the proceeds of Insurance relating to such Total Loss (or in the event of a requisition for title of the relevant Vessel, immediately upon receipt of the requisition proceeds relating to such requisition of title).

b)
In addition to the prepayment pursuant to sub-paragraph a) above, if the Market Value of the remaining Vessels is below one hundred and twenty per cent (120.00%) of the outstanding Loans following the prepayment under sub-paragraph a) above, the Borrowers shall within fifteen (15) Business Days, either:

(i)	prepay the Loans by such amount, upon which the Total Commitments shall be reduced by such amount; or

(ii)	provide the Lenders with such additional security, in form and substance satisfactory to the Agent (on behalf of the Lenders),

required to restore the aforesaid ratio.

7.2	Mandatory prepayment - Market Value

If the Market Value falls below one hundred and twenty per cent (120.00%) of the Loans at any time from the earlier of (i) the expiry of the Charterparty in respect of MT “Roger M. Jones” and (ii) 30 September 2008, the Borrowers shall within fifteen (15) Business Days, either:

a)	prepay the Loans by such amount, upon which the Total Commitments shall be reduced by such amount; or

b)	provide the Lenders with such additional security, in form and substance satisfactory to the Agent (on behalf of the Lenders),

required to restore the aforesaid ratio.

7.3	Mandatory prepayment - illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in a Loan:

a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

b)
the Agent shall promptly notify the Borrowers (specifying the obligations the performance of which is thereby rendered unlawful and the law giving rise to the same) upon receipt of notification in accordance with litra a) above;

c)	upon the Agent notifying the Borrowers, the Commitment of that Lender will be immediately cancelled; and

d)
the Borrowers shall prepay that Lender’s participation in such Loan made to the Borrowers on the last day of the Interest Period occurring after the Agent has notified the Borrowers or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.4	Mandatory prepayment - Change of control

a)	If a change of control occurs:

(i)	the Borrowers shall promptly notify the Agent upon becoming aware of such event;

(ii)	a Lender shall not be obliged to fund a proposed Loan; and

(iii)
unless otherwise approved by the Majority Lenders (such approval not to be unreasonably withheld), the Agent shall, by notice to the Borrowers, cancel the Total Commitments and declare all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Total Commitments will be cancelled and all such outstanding amounts shall be paid in full within sixty (60) days.

b)	For the purpose of paragraph a) above, the term “change of control” means an event by which two (2) or more persons acting in concert or any individual person:

(i)	acquires legally and/or beneficially (directly or indirectly) in excess of forty per cent (40.00%) of the issued share capital and/or voting rights of the Guarantor; or

(ii)	has the right or the ability to control (whether directly or indirectly), the affairs of or the composition of the majority of the board of director (or equivalent of it) of the Guarantor.

7.5	Voluntary prepayment

The Borrowers may, if they give the Agent not less than five (5) Business Days prior written notice, prepay the whole or any part of a Loan (but if in part, being an amount of minimum USD 100,000).

7.6	Voluntary cancellation

a)
The Borrowers may, if they give the Agent not less than three (3) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part, being an amount that reduces the Total Commitments by a minimum amount of USD 5,000,000 and in integral multiples of USD 1,000,000.

b)	Any cancellation under this Clause 7.6 shall reduce the Commitments of the Lenders rateably.

7.7	Right of repayment and cancellation in relation to a single Lender

a)
If any of the Borrowers is required to pay a Lender any additional amount in accordance with Clauses 12 (Tax gross-up and indemnities) or 13 (Increased costs), then (without prejudice to the obligations of the Borrowers under those Clauses) the Borrowers may, whilst the circumstances giving rise to the requirement or indemnification continues, give the Agent a notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans.

b)	On receipt of a notice referred to in paragraph a) above, the Commitment of that Lender shall immediately be reduced to zero.

c)
On the last day of each Interest Period which ends after the Borrowers have given notice under paragraph a) above (or, if earlier, the date specified by the Borrowers in that notice), the Borrowers shall repay that Lender’s participation in that Loan.

7.8	Terms and conditions for prepayments and cancellation

7.8.1	Irrevocable notice

Any notice of prepayment or cancellation by the Borrowers under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date upon which the prepayment or cancellation is to be made.

7.8.2	Additional payments

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

7.8.3	Time of prepayment and cancellation

The Borrowers shall not repay or prepay all or any part of a Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

7.8.4	No reinstatement

No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

7.8.5	Forwarding of notice of prepayment and cancellation

If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to the Borrowers or the affected Lender, as appropriate.

7.8.6	Application

Any amount prepaid shall:

a)
in respect of the Existing Vessels, be used to reduce the remaining scheduled reductions as set out in Clause 6.2 a) and Schedule 7 (Scheduled reductions) on a pro rata basis between the Existing Vessels, and in inverse order of maturity;

b)
in respect of the New Vessels, be used to reduce the remaining scheduled reductions set out in Clause 6.2 b) (Repayment of Loans) on a pro rata basis between the New Vessels and in inverse order of maturity, and shall in any event reduce rateably each Lender’s participation in the Facility.

8	INTEREST

8.1	Calculation of interest

The rate of interest for a Loan for each Interest Period is the percentage rate per annum which is the aggregate of:

a)	the Margin;

b)	LIBOR; and

c)	the Mandatory Cost.

Effective interest pursuant to the FA Act has been calculated by the Agent as set out in a separate notice from the Agent to the Borrowers.

8.2	Payment of interest

The Borrowers shall pay accrued interest on a Loan on each Interest Payment Date (and if the Interest Period is longer than three (3) months, on the date falling at three (3) monthly intervals after the first day of the Interest Period).

8.3	Default interest

If any of the Borrowers fails to pay any amount payable by any of them under the Finance Documents on its due date, interest shall accrue on the overdue amount from the due date and up to the date of actual payment (both before and after judgment) at a rate determined by the Agent to be two per cent (2.00%) higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrowers on demand by the Agent. Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4	Notification of rates of interest

The Agent shall promptly notify the Lenders and the Borrowers of the determination of a rate of interest under this Agreement.

9	INTEREST PERIODS

9.1	Selection of Interest Periods

a)
The Borrowers may select an Interest Period for a Loan in the Drawdown Notice, however so that the first Interest Period for a Loan drawn following drawing of the first Loan hereunder, shall end on the last day of the then current Interest Period for the first Loan drawn.

b)
The Borrowers may select an Interest Period of one (1), two (2), three (3) or six (6) months or any such other period agreed between the Borrowers and the Agent (on behalf of the Lenders). In addition, the Borrowers may select an Interest Period of a period of less than one (1) month, if necessary to ensure that there are sufficient Loans with an aggregate amount equal to or greater than the reduction instalment which have an Interest Period ending on a repayment date for the scheduled reduction to occur.

c)	An Interest Period for a Loan shall not extend beyond the Final Maturity Date, but shall be shortened so that it ends on the Final Maturity Date.

d)	Each Interest Period for a Loan shall start on the Drawdown Date.

e)	Each Loan may have one (1) Interest Period only.

9.2	Non-Business Day

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.3	Notification of Interest Periods

The Agent will notify the Borrowers and the Lenders of the Interest Periods determined in accordance with this Clause 9.

10	CHANGES TO THE CALCULATION OF INTEREST

10.1	Market disruption

a)
If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of such Loan for the Interest Period shall be the rate per annum which is the sum of:

(i)	the Margin;

(ii)
the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in such Loan from whatever source it may reasonably select; and

(iii)	Mandatory Costs.

b)	In this Agreement, “Market Disruption Event” means:

(i)	at or about 11:00 hours (London time) on the Quotation Day for the relevant Interest Period LIBOR is not available; or

(ii)
before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in the Loan exceed fifty per cent (50.00%) of the Loan) that the cost to it or them of obtaining matching deposits in the London interbank market would be in excess of LIBOR.

10.2	Alternative basis of interest or funding

If a Market Disruption Event occurs and the Agent or the Borrowers so require, the Agent and the Borrowers shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the rate of interest. Any alternative basis agreed pursuant to this Clause 10.2 shall, with the prior consent of all the Lenders and the Borrowers, be binding on all Parties.

10.3	Break Costs

The Borrowers shall, within three (3) Business Days of demand by a Finance Party, pay to that Finance Party its Break Cost attributable to all or any part of a Loan or Unpaid Sum being paid by any of the Borrowers on a day other than the last day of an Interest Period for a Loan or Unpaid Sum.

Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Cost for any Interest Period in which they accrue.

11	FEES

11.1	Agency fee

The Borrowers shall pay to the Agent an agency fee in the amount and at the times agreed in a separate Fee Letter.

11.2	Arrangement fee

The Borrowers shall pay to the Arranger an arrangement fee in the amount and at the times agreed in a separate Fee Letter.

11.3	Commitment Fee

The Borrower shall pay to the Agent (for distribution to the Lenders) a commitment fee of:

a)	twenty-five per cent (25.00%) per annum of the Margin accruing from the first Drawdown Date and up until 30 June 2007; and

b)	forty per cent (40.00%) per annum of the Margin thereafter and up until the Final Maturity Date,

on the Lenders’ Available Commitment, and in any event payable quarterly in arrears on the relevant Interest Payment Dates.

11.4	Other fees

The Borrowers shall pay to the Agent and the Arranger (as the case may be) (for distribution among the Lenders according to a separate agreement/invitation) the fees in the amount and at the times agreed in the Fee Letter.

12	TAX GROSS-UP AND INDEMNITIES

12.1	Taxes

12.1.1	No withholding

All payments by the Borrowers under the Finance Documents shall be made free and clear of and without deduction or withholding for or on account of any Tax or any other governmental or public payment imposed by the laws of any jurisdiction from which or through which such payment is made, unless a Tax deduction or withholding is required by law.

12.1.2	Tax gross-up

a)
The Borrowers shall promptly upon becoming aware that any of them must make a Tax deduction or withholding (or that there is any change in the rate or the basis of a Tax deduction or withholding) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrowers and that Lender.

b)	If a Tax deduction or withholding is required by law to be made by any of the Borrowers:

(i)
the amount of the payment due from the Borrowers shall be increased to an amount which (after making any Tax deduction or withholding) leaves an amount equal to the payment which would have been due if no Tax deduction or withholding had been required; and

(ii)	the Borrowers shall make that Tax deduction or withholding within the time allowed and in the minimum amount required by law.

c)
Within thirty (30) days of making either a Tax deduction or withholding or any payment required in connection with that Tax deduction or withholding, the Borrowers shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax deduction or withholding has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.2	Tax indemnity

The Borrowers shall (within three (3) Business Days of demand by the Agent) pay to the Agent for the account of the relevant Finance Party an amount equal to the loss, liability or cost which a Finance Party determines will be or has been (directly or indirectly) suffered for or on account of any Tax by such Finance Party in respect of a Finance Document, save for any Tax on Overall Net Income assessed on a Finance Party or to the extent such loss, liability or cost is compensated under Clause 12.1 (Tax gross-up).

12.3	VAT

All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Document shall be deemed to be exclusive of any VAT. If VAT is chargeable, the Borrowers shall pay to the Agent for the account of such Finance Party (in addition to the amount required pursuant to the Finance Documents) an amount equal to such VAT.

13	INCREASED COSTS

13.1	Increased Costs

a)
The Borrowers shall, upon demand from the Agent, pay for the account of a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation (including any laws and regulations implementing new or modified capital adequacy requirements) or (ii) compliance with any law or regulation made after the date of this Agreement.

b)	In this Agreement, the term “Increased Costs” means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its affiliates to the extent that it is attributable to that Finance Party having entered into its Commitments or funding or performing its obligations under any Finance Document.

c)
A Finance Party intending to make a claim pursuant to this Clause 13.1 shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrowers. Each Finance Party shall as soon as practicable after a demand by the Agent, provide a confirmation showing the amount of its Increased Costs.

13.2	Exceptions

Clause 13.1 (Increased Costs) does not apply to the extent any Increased Cost is:

a)	attributable to a Tax deduction or withholding required by law to be made by any of the Borrowers;

b)	compensated for by Clause 12.1 (Tax gross-up) or Clause 12.2 (Tax Indemnity); or

c)	attributable to the wilful breach by the relevant Finance Party or its affiliates of any law or regulation.

14	OTHER INDEMNITIES

14.1	Currency indemnity

a)
If any sum due from any of the Borrowers under the Finance Documents (a “Sum”), or any order, judgement or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against any of the Borrowers;

(ii)	obtaining or enforcing an order, judgement or award in relation to any litigation or arbitration proceedings,

the Borrowers shall as an independent obligation, within three (3) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

b)	The Borrowers waive any right they may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities

The Borrowers shall within three (3) Business Days of demand, indemnify each Finance Party against any costs, loss or liability incurred by that Finance Party as a result of:

a)	the occurrence of any Event of Default;

b)
a failure by any of the Borrowers and/or the Guarantor (as the case may be) to pay any amount due under the Finance Documents on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 27 (Sharing among the Finance Parties);

c)
the funding, or making arrangements to fund, its participation in a Drawing or a Loan (as the case may be) requested by the Borrowers in a Drawdown Notice but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone); or

d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrowers.

14.3	Indemnity to the Agent

The Borrowers shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

a)	investigating any event which it reasonably believes is a possible Event of Default; or

b)	acting or verifying any notice, request or instruction which it reasonably believes to be genuine, correct or appropriately authorised.

15	MITIGATION BY THE LENDERS

15.1	Mitigation

Without in any way limiting the obligations of the Borrowers hereunder, each Finance Party shall, in consultation with the Borrowers, take all reasonable steps for a period of fifteen (15) Business Days) to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of:

a)	Clause 7.1 (Mandatory prepayment - Total Loss or sale);

b)	Clause 7.2 (Mandatory prepayment - Market Value);

c)	Clause 7.3 (Mandatory prepayment - Illegality);

d)	Clause 7.4 (Mandatory prepayment - Change of control);

e)	Clause 12 (Tax gross-up and indemnities); and

f)	Clause 13 (Increased Costs),

including (but not limited to) transferring its rights and obligations under the Finance Documents to another affiliate.

A Finance Party is not obliged to take any steps under this Clause 15.1 if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

15.2	Indemnity

The Borrowers shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

16	COSTS AND EXPENSES

16.1	Transaction expenses

The Borrowers shall promptly on demand pay to the Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, perfection, execution, registration and syndication of:

a)	this Agreement and any other documents referred to in this Agreement; and

b)	any other Finance Documents executed after the date of this Agreement.

16.2	Amendment and enforcement costs, etc

The Borrowers shall, within three (3) Business Days of demand, reimburse the Agent or another Finance Party for the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with:

a)	the granting of any release, waiver or consent under the Finance Documents;

b)	any amendment or variation of any of the Finance Documents; and

c)	the preservation, protection, enforcement or maintenance of, or attempt to preserve or enforce, any of the rights of the Finance Parties under the Finance Documents.

17	SECURITY

17.1	Security - Loans

The Borrowers’ obligations and liabilities under the Finance Documents, including (without limitation) the Borrowers’ obligation to repay the Loans together with all unpaid interest, default interest, commissions, charges, expenses and any other derived liability whatsoever of any of the Borrowers towards the Lenders and the Agent in connection with this Agreement, shall at any time until all amounts due to the Lenders and the Agent hereunder have been paid and/or repaid in full, be secured by:

a)	the Mortgages;

b)	the Deeds of Covenants;

c)	the Assignment Agreements;

d)	the Charterparty Assignments;

e)	the Account Charges; and

f)	the Guarantee.

The Borrowers undertake to ensure that the above Security Documents are being duly executed by the parties thereto in favour of the Agent (on behalf of the Finance Parties) on or about the date of this Agreement, legally valid and in full force and effect, and to execute or procure the execution of such further documentation as the Agent may reasonable require in order for the relevant Finance Parties to maintain the security position envisaged hereunder.

17.2	Security and subordination - Swap Agreement(s)

The Agent and the Lenders have agreed that the Borrowers’ obligations under the Swap Agreement(s), if any, shall be secured by the Security Documents with the rights of the Swap Bank, being fully subordinated to and ranking in all respects after the rights of the Agent (on behalf of the Finance Parties under the Security Documents set out in Clause 17.1 (Security - Loans).

17.3	Enforcement of Security Documents - Swap Agreements

The Agent (on behalf of the Finance Parties) will notify the Swap Bank as soon as practicable possible if it intends to enforce any of its rights under the Security Documents whereupon the Swap Bank shall have the option (to be exercised immediately upon receipt of such notification if there is a case of emergency and the Agent (on behalf of the Finance Parties) has to act without delay, or otherwise within ten (10) Business Days from receipt of such notification during which period the Agent (on behalf of the Finance Parties) will not complete enforcement of any if its said rights and powers) of paying to the Agent (on behalf of the Finance Parties) within the said period of ten (10) Business Days all monies then due to the Agent and the Finance Parties under the Agreement and the Security Documents against an assignment and transfer (on a non-recourse basis) of this Agreement and the Security Documents that may be transferable to, and at the expense of, the Swap Bank in respect of all of the rights and powers of the Agent and the Finance Parties under this Agreement and the Security Documents. Such assignment and transfer shall be without any express of implied warranty or representation by the Agent and the Finance Parties as to the validity and enforceability of the Agreement and/or the Security Documents and/or such related documents or as to the recoverability of any moneys thereunder. The Agent shall not be liable to the Swap Bank for any failure or delay in giving notice of its intention to enforce and shall not be liable to the Swap Bank in respect of any loss, damage, or liability incurred by the Swap Bank arising out of or in connection with the Agent’s failure or delay in giving such notice.

Without prejudice to this Clause 17.3, nothing herein shall preclude the right of the Agent to demand payment of any money secured by the Security Documents or preclude the Agent from taking any action whatsoever in accordance with the Security Documents.

17.4	Swap Bank’s undertakings

The Swap Bank undertakes that:

a)	at the same time as giving any formal notice to the Borrowers that an event of default (as defined in the relevant Swap Agreement) has occurred, notify the Agent hereof;

b)
in the event that the Agent declares an Event of Default under the Agreement and following receipt by the Swap Bank of a notice from the Agent pursuant to Clause 17.3 (Enforcement of the Security Documents), any monies received thereafter by the Swap Bank, shall forthwith be paid to the Agent until all sums due to the Finance Parties under the Agreement and/or the Security Documents have been fully paid;

c)	it will not make or allow to be made any material variation, amendment or supplement to the Swap Agreement(s) without the prior written consent of the Borrowers and the Agent; and

d)
it shall not assign, transfer or otherwise dispose of its rights or obligations under the Swap Agreement(s) to any other party unless such party has first entered into an agreement with the Agent relating to the subordination of its rights under the Security Documents in form and substance satisfactory to the Agent and the Finance Parties.

18	REPRESENTATIONS AND WARRANTIES

Each of the Borrowers represents and warrants to each Finance Party as follows:

18.1	Status

a)
Each of the Borrowers is a corporation, duly incorporated and validly existing under the laws of the Marshall Island and has the power to own its assets and carry on its business as it is currently being conducted. Each of BHOBO One, BHOBO Two, BHOBO Three, RMJ OBO Shipping Ltd. and Sagamore Shipping Ltd. is one hundred per cent (100.00%) owned by OBO Holdings Ltd. which is one hundred per cent (100.00%) owned by the Guarantor.

b)	The Guarantor is a corporation, duly incorporated and validly existing under the laws of Liberia and has the power to own its assets and carry on its business as it is currently being conducted.

18.2	Binding obligations

The Transaction Documents to which any of the Borrowers and/or the Guarantor is a party constitute legal, valid, binding and enforceable obligations, and save as provided herein or therein and/or as have been or shall be completed prior to the relevant Drawdown Date, no registration, filing, payment of tax or fees or other formalities are necessary or desired to render the Transaction Documents enforceable against any of the Borrowers and/or the Guarantor, and in respect of the Vessels, for the Mortgages to constitute valid and enforceable first priority mortgages over the Vessels.

18.3	No conflict with other obligations

The entry into and performance by any of the Borrowers or the Guarantor of, and the transactions contemplated by, the Transaction Documents do not and will not conflict with:

a)	any law or regulation or any order or decree of any governmental agency or court by which it is bound;

b)	any constitutional documents of any of the Borrowers and/or the Guarantor (as the case may be); or

c)	any agreement or document to which it is a party or by which it or any of its assets are bound.

18.4	Power and authority

Each of the Borrowers and the Guarantor has the power to enter into, perform and deliver, and have taken all necessary actions to authorise their entry into, performance and delivery of, the Transaction Documents to which any of them is a party and the transactions contemplated by those Transaction Documents.

18.5	Authorisations and consents

All authorisations, approvals, consents and other matters, official or otherwise, required by any of the Borrowers and/or the Guarantor in connection with the entering into, performance, validity and enforceability of the Transaction Documents and the transactions contemplated hereby and thereby have been obtained or effected and are in full force and effect.

18.6	Taxes

Each of the Borrowers and the Guarantor has complied with all material taxation laws in all jurisdictions where any of them is subject to taxation and has paid all material Taxes and other amounts due to governments and other public bodies. No claims are being asserted against any of them with respect to any Taxes or other payments due to public or governmental bodies. None of the Borrowers or the Guarantor is required to make any withholdings or deductions for or on account of Tax from any payment any of them may make under any of the Finance Documents.

18.7	No Default

No Event of Default is continuing or might reasonably be expected to result from the making of a Drawing or a Loan (as the case may be). No other event or circumstances is outstanding which constitutes a default or (with the expiry of a grace period, giving of notice or the making of any determination or any combination of the foregoing) might constitute a default under any other agreement or instrument which is binding on any of the Borrowers, the Guarantor or any of their Subsidiaries or to which any of the Borrowers’, the Guarantor’s (or any of their Subsidiaries’) assets are subject which might have a Material Adverse Effect.

18.8	No misleading information

Any factual information, documents, exhibits or reports relating to any of the Borrowers and/or the Guarantor and which have been furnished to the Finance Parties by or on behalf of the Borrowers and/or the Guarantor are complete and correct in all material respects and do not contain any misstatement of fact or omit to state a fact making such information, exhibits or reports misleading in any material respect.

18.9	Original Financial Statements

a)
Complete and correct. The Original Financial Statements fairly and accurately represent the assets, liabilities and the financial condition of the Borrowers and the Guarantor and have been prepared in accordance with GAAP consistently applied.

b)
No undisclosed liabilities. As of the date of the Original Financial Statements, the Borrowers and the Guarantor had no material liabilities, direct or indirect, actual or contingent, and there is no material, unrealised or anticipated losses from any unfavourable commitments not disclosed by or reserved against in the Original Financial Statements or in the notes thereto.

c)
No material change. Since the date of the Original Financial Statements, there has been no material adverse change in the business, operations, assets or condition (financial or otherwise) of the Borrowers and the Guarantor.

18.10	Pari passu ranking

The Borrowers’ and the Guarantor’s respective payment obligations under the Finance Documents rank at least pari passu with the claims of all their other unsecured and unsubordinated creditors, except for obligations preferred by mandatory law applying to companies generally.

18.11	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency, which if adversely determined, might in the reasonably opinion of the Lenders be expected to have a Material Adverse Effect, have (to the best of the Borrowers’ knowledge and belief) been started or threatened against any of the Borrowers and/or the Guarantor.

18.12	No existing Security Interest

Save as described in Clause 17 (Security), no Security Interest exists over all or any of the present or future revenues or assets of any of the Borrowers.

18.13	No immunity

The execution and delivery by the Borrowers and/or the Guarantor of each Transaction Document to which they are a party constitute, and their exercise of their respective rights and performance of their obligations under each Transaction Document will constitute, private and commercial acts performed for private and commercial purposes, and the Borrowers and/or the Guarantor will not (except for bankruptcy or any similar proceedings) be entitled to claim for themselves or any or all of their assets immunity from suit, execution, attachment or other legal process in any other proceedings taken in Norway and/or the Marshall Islands and/or Liberia (as the case may be) in relation to any Transaction Document.

18.14	No winding-up

Neither of the Borrowers nor the Guarantor has taken any corporate action nor have any other steps been taken or legal proceedings been started or threatened against any of them for their reorganisation, winding-up, dissolution or administration or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of any of them or any or all of their assets.

18.15	Environmental compliance

The Borrowers have performed and observed in all material respects all Environmental Laws, Environmental Approvals and all other material covenants, conditions, restrictions or agreements directly or indirectly concerned with any contamination, pollution or waste or the release or discharge of any toxic or hazardous substance in connection with the Vessels.

18.16	Environmental Claims

No Environmental Claim has been commenced or (to the best of the Borrowers’ knowledge and belief) is threatened against any of the Borrowers or the Charterers where that claim would be reasonably likely, if adversely determined, to have a Material Adverse Effect on any of the Borrowers.

18.17	ISM Code and ISPS Code compliance

All requirements of the ISM Code and the ISPS Code as they relate to the Borrowers, the Managers, the Charterers and the Vessels have been complied with in all material respects.

18.18	The Vessels

The Vessels will on the relevant Drawdown Date be:

a)
in the absolute ownership of the relevant Borrower free and clear of all encumbrances (other than current crew wages and the relevant Mortgage) and the relevant Borrower will be the sole, legal and beneficial owner of the relevant Vessel;

b)
registered in the name of the relevant Borrower with the Bahamas Ship Registry (or such other ship registry as approved by the Lenders) under the laws and flag of The Bahamas (or under such other flag as approved by the Lenders);

c)	operationally seaworthy in every way and fit for service; and

d)	classed with Det norske Veritas, free of all overdue requirements and recommendations.

18.19	No money laundering

The Borrowers are acting for their own account in relation to the Loan and in relation to the performance and the discharge of their obligations and liabilities under the Finance Documents and the transactions and other arrangements effected or contemplated by the Finance Documents to which any of the Borrowers and/or the Guarantor is a party, and the foregoing will not involve or lead to contravention of any law, official requirement or other regulatory measure or procedure implemented to combat money laundering (as defined in Article 1 of the Directive (91/308/EEC) and Directive 2001/97 of the European Parliament and of 4 December 2001 amending Council Directive 91/308).

18.20	Repetition

The representations and warranties set out in this Clause 18 are deemed to be made by the Borrowers on the date of this Agreement and shall be deemed to be repeated:

a)	on the date of a Drawdown Notice;

b)	on a Drawdown Date;

c)	on the first day of each Interest Period; and

d)
in each Compliance Certificate forwarded to the Agent pursuant to Clause 19.2 (Compliance certificate) (or, if no such Compliance Certificate is forwarded, on each day such certificate should have been forwarded to the Agent at the latest).

19	INFORMATION UNDERTAKINGS

Each of the Borrowers gives the undertakings set out in this Clause 19 to each Finance Party and such undertakings shall remain in force throughout the Security Period.

19.1	Financial statements

The Borrowers shall supply to the Agent in sufficient copies for all of the Lenders:

a)
as soon as available, but no later than hundred and twenty (120) days after the end of each of their fiscal years, complete copies of the financial reports of each of the Borrowers, all in reasonable detail, which shall include at least the balance sheet of each of the Borrowers as of the end of such year and the related statements of income and sources and uses of funds for such year, all in reasonable detail, unaudited, but certified to be true and complete by the chief financial officer of the Guarantor;

b)
as soon as available, but not less than forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Borrowers, a quarterly interim balance sheet of each of the Borrowers and the related profit and loss statements and sources and uses of funds, all in reasonable detail, unaudited, but certified to be true and complete by the chief financial officer of the Guarantor;

c)
as soon as available but not later than one hundred and twenty (120) days after the end of each fiscal year of the Guarantor, complete copies of the consolidated financial reports of the Guarantor and its Subsidiaries, all in reasonable detail, which shall include at least the consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of such year and the related consolidated statements of income and sources and uses of funds for such year, which shall be audited reports prepared by an accounting firm acceptable to the Agent;

d)
as soon as available but not less than forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Guarantor, a quarterly interim consolidated balance sheet of the Guarantor and its Subsidiaries and the related consolidated profit and loss statements and sources and uses of funds, all in reasonable detail, unaudited, but certified to be true and complete by the chief financial officer of the Guarantor;

e)
within ten (10) days of the filing thereof, copies of all registration statements and reports on Forms 20-F and 8-K (or their equivalent) and other material filings which the Guarantor shall have filed with the Securities and Exchange Commission or any similar governmental authority;

f)	promptly upon the mailing thereof to the shareholders of the Guarantor, copies of all financial statements, reports, proxy statements and other communications provided to the Guarantor’s shareholders;

g)
within ten (10) days of any of the Borrowers’ or the Guarantor’s receipt thereof, copies of all audit letters or other correspondence from any external auditors including material financial information in respect of any of the Borrowers or the Guarantor, as the case may be;

h)
within December each year cash-flow projections for each of the Borrowers and the Guarantor (on a consolidated basis) for the twelve (12) months following the date of such financial statements in a form acceptable to the Agent (on behalf of the Finance Parties); and

i)
such other statements (including, without limitation, monthly consolidated statements of operating revenues and expenses), lists of assets and accounts, budgets, forecasts, reports and other financial information with respect to the theirs’ or the Guarantor’s business as the Agent may from time to time reasonably request, certified to be true and complete by the chief financial officer of the Guarantor.

19.2	Compliance Certificate

The Borrowers shall supply to the Agent, with each set of financial statements delivered on 30 June and 30 December pursuant to Clause 19.1 (Financial statements), a Compliance Certificate signed by the chief financial officer of the Guarantor setting out (in reasonable detail) computations as to compliance with Clause 20 (Financial covenants) as at the date at which those financial statements were drawn up.

19.3	Requirements as to financial statements

The Borrowers shall procure that each set of financial statements delivered pursuant to Clause 19.1 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for the Borrowers and/or the Guarantor unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors deliver to the Agent:

a)
a description of any change necessary for those financial statements to reflect GAAP, accounting practices and reference periods upon which the Borrower’s and/or the Guarantor’s Original Financial Statements were prepared; and

b)
sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 20 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Borrowers’ and/or the Guarantor’s Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

19.4	Information - miscellaneous

The Borrowers shall notify the Agent and/or supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

a)	all material documents dispatched by the Borrowers and/or the Guarantor to their shareholders or their creditors generally and any press releases at the same time as they are dispatched;

b)
promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any of the Borrowers and/or the Guarantor and/or the Charterers and/or the Charter Guarantors, and which might, if adversely determined, have a Material Adverse Effect; and

c)
promptly, such further information regarding the business, assets and operations (financial or otherwise) of any of the Borrowers and/or the Guarantor as any Finance Party (through the Agent) may reasonably request.

19.5	Notification of default

The Borrowers shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

19.6	Notification of Environmental Claims

The Borrowers shall inform the Agent in writing as soon as reasonably practicable upon becoming aware of the same:

a)	if any Environmental Claim has been commenced or (to the best of the Borrowers’ knowledge and belief) is threatened against any of the Borrowers or any of the Vessels; and

b)	of any fact and circumstances which will or are reasonably likely to result in any Environmental Claim being commenced or threatened against any of the Borrowers or any of the Vessels,

where the claim would be reasonably likely, if determined against any of the Borrowers or the Vessels, to have a Material Adverse Effect.

19.7	“Know your customer” requirements

a)
Each Borrower shall and shall procure that the Guarantor shall promptly on the request of any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

b)
Each Lender must promptly on the request of the Agent supply to the Agent any documentation or other evidence which is reasonably required by the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

20	FINANCIAL COVENANTS

20.1	Definitions

For the purposes of the financial covenants set out herein, the following definitions shall apply:

a)	“Cash and Cash Equivalents” means, in respect of the Group, and at any time:

(i)	cash in hand or on deposits with any acceptable bank available for cash management purposes;

(ii)	investment grade certificates or deposit or investment grade marketable debt securities, maturing within one (1) year after the relevant date of calculation; or

(iii)	any other instrument, security or investment approved by the Majority Lenders,

in each case, to which any member of the Group beneficially entitled at that time and which is capable of being applied against the Total Debt,

b)
“EBITDA” means, always in accordance with GAAP, the aggregate of operating profits of the Borrowers or the Guarantor (on a consolidated basis) for a Measurement Period before Taxes, financial items, depreciations and amortisations, excluding:

(i)	the profit or loss attributable to any extraordinary or exceptional items or any write-offs on investments during that Measurement Period; and

(ii)	the profit and loss arising on any disposal of fixed assets during that Measurement Period save for any disposals made in the ordinary course of business.

c)	“Fixed Charges” means:

(i)	Net Interest for any Measurement Period, plus

(ii)
the amount of scheduled repayments of the Facility and/or any other credit facilities and the interest and repayment element under capitalised charterparties in accordance with GAAP which fall due for repayment or payment during the Measurement Period, other than any amount prepaid under this Agreement, less free and available cash (at the relevant Quarter Date) and marketable securities (acceptable to the Agent (on behalf of the Lenders)) in excess of the minimum requirement plus any dividends paid in such Measurement Period.

d)	“Measurement Period” means a rolling period of twelve (12) calendar months ending on a Quarter Date.

e)	“Quarter Date” means each 31 March, 30 June, 30 September and 31 December.

f)
“Net Interest” means all interest, arrangement fees and capitalised commissions and periodic fees (whether, in each case, paid or payable) as reported in accordance with GAAP being incurred (after having deducted any interest, arrangement fee and capitalised income earned) by the Borrowers and the Guarantor (on a consolidated basis) during a Measurement Period.

g)
“Total Debt” means, on a consolidated basis, the aggregate book value of all provisions, other long term liabilities and current liabilities of the Borrowers and the Guarantor (on a consolidated basis).

h)	“Value Adjusted Equity” means Value Adjusted Total Assets less Total Debt.

i)	“Value Adjusted Equity Ratio” means Value Adjusted Equity divided by Value Adjusted Total Assets.

j)	“Value Adjusted Total Assets” means, on a consolidated basis, the total market value of all of the assets of the Guarantor (on a consolidated basis).

20.2	Financial covenants

20.2.1	Minimum Value Adjusted Equity Ratio

The Borrowers shall procure that the Guarantor (on a consolidated basis) shall at all times during the Security Period maintain a minimum Value Adjusted Equity Ratio of minimum thirty per cent (30.00%).

20.2.2	Minimum Value Adjusted Equity

The Borrowers shall procure that the Guarantor (on a consolidated basis) shall at all times during the Security Period maintain a minimum Value Adjusted Equity of USD 50,000,000.

20.2.3	Ratio of EBITDA to Fixed Charges

The Borrowers shall procure that the Guarantor (on a consolidated basis) shall ensure that the ratio of EBITDA to Fixed Charges shall be 1.25:1.00 or greater on a twelve (12) months rolling basis on assumptions approved by the Agent.

20.2.4	Positive working capital

The Borrowers shall procure that the Guarantor (on a consolidated basis) shall at all times ensure that its current assets exceed its current liabilities (excluding the portion of long term debt), all as determined in accordance with GAAP.

20.2.5	Minimum value

The Borrowers shall ensure that the Market Value of the Vessels be at least one hundred and twenty per cent (120.00%) of the Loans at any time from the earlier of (i) the expiry of the Charterparty for MV “Roger M. Jones” and (ii) 30 September 2008.

20.2.6	Cash and Cash Equivalents

The Borrowers shall procure that the Guarantor (on a consolidated basis) shall at all times ensure that it has Cash and Cash Equivalents equal to or greater than (i) USD 15,000,000 and (ii) six per cent (6.00%) of the long term debt of the Guarantor.

20.2.7	Adjustments

The Agent (on behalf of the Lenders) is aware that the Guarantor (on a consolidated basis) for the purpose of calculating the financial covenants under this Clause 20, will have the right to adjust to the amounts booked as (i) average earnings in the profit and loss accounts and (ii) deferred income in the balance sheet related to the Charterparties for MV “Rip Hudner”, MV “Bonnie Smithwick” and MV “Searose G”, to ensure that the actual income under such Charterparties is taken into consideration in full.

21	GENERAL UNDERTAKINGS

Each of the Borrowers gives the undertakings set out in this Clause 21 to each Finance Party and such undertakings shall remain in force throughout the Security Period.

21.1	Authorisations etc.

The Borrowers shall, and shall procure that the Guarantor shall, promptly:

a)	obtain, comply and do all that is necessary to maintain in full force and effect; and

b)	supply certified copies to the Agent (if so requested) of,

any authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration required under any law or regulation of its jurisdiction of incorporation to enable them to perform their respective obligations under the Transaction Documents and to ensure the legality, validity, enforceability or admissibility in evidence in their respective jurisdiction of incorporation of any Transaction Document.

21.2	Compliance with laws

The Borrowers shall and shall procure that the Guarantor shall comply in all respects with all laws to which any of them may be subject, if failure so to comply would materially impair their ability to perform their respective obligations under the Transaction Documents.

21.3	Pari passu ranking

The Borrowers shall and shall procure that the Guarantor shall ensure that their obligations under the Finance Documents do and will rank at least pari passu with all their other present and future unsecured and unsubordinated obligations, except for those obligations which are preferred by mandatory law applying to companies generally in the jurisdictions of their incorporation or in the jurisdiction in the ports of calls.

21.4	Title

The Borrowers will hold legal title to and own the entire beneficial interest in the Vessels, the Insurances and the Earnings, free of all Security Interest and other interests and rights of any kind, except for those created by the Financial Documents and as set out in Clause 21.5 (Negative pledge).

21.5	Negative pledge

The Borrowers shall not create or permit to subsist any Security Interest over any of the Vessels nor upon any of their present or future undertakings, property, assets, rights or revenues, other than:

a)	Security Interest under the Security Documents;

b)	Security Interests arising in the ordinary course of business; and

c)	Security Interests consented to in writing by the Agent (acting upon instructions from the Majority Lenders).

21.6	Borrowings and guarantees

None of the Borrowers shall enter into any new Financial Indebtedness or assume or grant any guarantee liabilities, other than current liabilities related to the day to day operation of the Vessels.

21.7	Interest hedging

The Borrowers shall enter into interest hedging arrangements with the Swap Bank only and minimum fifty per cent (50.00%) of the total interest rate risk under the Finance Documents shall be hedged in a manner acceptable in the sole discretion of the Agent prior to the first Drawdown Date.

21.8	Disposals

None of the Borrowers shall sell, transfer or otherwise dispose of the whole or any part of their respective interest in the Vessels, the Earnings nor otherwise dispose of all or any substantial part of their assets without the prior written consent of the Agent (on behalf of the Lenders).

21.9	Distributions

Provided that the Borrowers and the Guarantor are in compliance with the provisions of the Finance Documents to which they are respective parties (including, but not limited to, the financial covenants set out in Clause 20 (Financial covenants)) both before and following such distributions, the Borrowers and the Guarantor may distribute dividends and make other distributions in whatever form to their shareholder(s) or any other person(s) without the prior written consent of the Agent (on behalf of the Lenders).

21.10	Investment restrictions

Provided that the Borrowers are in compliance with the provisions of the Finance Documents (including, but not limited to, the financial covenants in Clause 20 (Financial covenants)) both before and following such investments, the Borrowers may make new investments without the prior written consent of the Agent (on behalf of the Lenders).

21.11	Bank accounts

The Borrowers shall hold and maintain all their bank accounts (hereunder the Earnings Account) with the Agent and/or Nordea Bank Finland Plc London Branch and ensure that all Earnings are paid to the Earnings Account.

21.12	Shareholders and change of control

The Borrowers shall and shall procure that their shareholder(s) do not agree to any transfer of shares, the granting of options of ownership or change in ownership of any of the Borrowers without the prior written consent of the Agent (on behalf of the Lenders).

The Borrowers shall procure that the Guarantor at all times during the Security Period shall be controlled by Mr. Michael S. Hudner.

21.13	Change of business etc.

a)
The Borrowers shall, and shall procure that the Guarantor shall, ensure that no change is made to the general nature of the business of the Borrowers or the Guarantor (as the case may be) from that carried out at the date of this Agreement (for the Borrowers being single-purpose companies having no other business than owning and commercial ownership of the Vessels).

b)	None of the Borrowers shall and the Borrowers shall procure that neither the Guarantor shall change their legal names.

21.14	No mergers etc.

The Borrowers shall not and shall procure that the Guarantor shall not, enter into any merger, amalgamation, de-merger, split-up, divest, consolidation with or into any other person, be the subject of any reconstruction or change its type of organization, jurisdiction of organization without the prior consent of the Agent (on behalf of the Lenders).

21.15	Environmental compliance

The Borrowers shall comply in all material respects with all Environmental Laws subject to the terms and conditions of any Environmental Approval and obtain and maintain any Environmental Approval.

21.16	Commercial management

The Borrowers shall procure that the Commercial Manager shall continue to be commercial manager of the Borrowers and the Vessels and there shall be no change to such commercial management without the prior written consent of the Agent.

21.17	Transaction Documents

The Borrowers shall procure that none of the Transaction Documents are amended (save for immaterial amendments which will have no impact of the Borrowers’ ability to fulfil their obligations under the Finance Documents) or terminated, or any waiver or any material terms thereof are agreed thereunder without the prior written consent of the Agent (on behalf of the Finance Parties).

22	VESSELS’ COVENANTS

Each of the Borrowers gives the undertakings set out in this Clause 22 to each Finance Party and such undertakings shall remain in force throughout the Security Period.

22.1	Insurance

a)
The Borrowers shall maintain or ensure that the Vessels are insured against such risks, including but not limited to, Hull and Machinery, Protection & Indemnity (including maximum cover for pollution liability as normally adopted by the industry for similar vessels), Hull Interest and/or Freight Interest, Loss of Hire and War Risk insurances, in such amounts, on such terms and with such insurers as the Agent shall approve.

b)
The value of the Hull and Machinery insurance shall cover at least eighty per cent (80.00%) of the Market Value, and the aggregate insurance value of the Vessels (except Protection & Indemnity and Loss of Hire) shall be at least equal to the higher of the Market Value and one hundred and twenty per cent (120.00%) of the Loans.

c)
The Borrowers shall procure that the Agent (on behalf of the Finance Parties and the Swap Bank) is noted as first priority mortgagee in the insurance contracts, together with the confirmation from the underwriters to the Agent thereof that the notice of assignment with regards to the Insurances and the loss payable clauses are noted in the insurance contracts and that standard letters of undertaking are executed by the insurers.

d)
Not later than fourteen (14) days prior to the expiry date of the relevant Insurances the Borrowers shall procure the delivery to the Agent of a certificate from the insurance broker(s) through whom the Insurances referred to in litra a) have been renewed and taken out in respect of the Vessels with insurance values as required by litra b), that such Insurances are in full force and effect and that the Agent (on behalf of the Finance Parties and the Swap Bank) have been noted by the relevant insurers.

e)
The Agent will, for the account of the Borrowers, take out a Mortgagee’s Interest Insurance and a Mortgagee’s Interest - Additional Perils Pollution Insurance (covering one hundred and ten per cent (110.00%) of the Loans) relevant to the Vessels.

f)
If any of the Insurances referred to in litra a) form part of a fleet cover, the Borrowers shall procure that the insurers shall undertake to the Agent that they shall neither set-off against any claims in respect of the Vessels any premiums due in respect of other vessels under such fleet cover or any premiums due for other insurances, nor cancel this Insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances, and shall undertake to issue a separate policy in respect of the Vessels if and when so requested by the Agent.

g)
The Borrowers shall procure that the Vessels always are employed in conformity with the terms of the instruments of Insurances (including any warranties expressed or implied therein) and comply with such requirements as to extra premium or otherwise as the insurers may prescribe.

h)	The Borrowers will not make any change to the Insurances described under litra a) and b) above without the prior written consent of the Agent (on behalf of the Lenders).

22.2	Classification and repairs

The Borrowers shall keep the Vessels in a good, safe and efficient condition consistent with first class ownership and management practice and in particular:

a)	so as to maintain its class at the highest level with Det norske Veritas or another classification society approved by the Agent, free of overdue recommendations and qualifications; and

b)
so as to comply with the laws and regulations (statutory or otherwise) applicable to vessels registered under the flag state of the Vessels or to vessels trading to any jurisdiction to which any of the Vessels may trade from time to time.

22.3	Market Value

a)
The Market Value of the Vessels shall at any time from the earlier of (i) the expiry of the Charterparty relating to MV “Roger M. Jones” and (ii) 30 September 2008 never be less than one hundred and twenty per cent. (120%) of the Loans.

b)
The Borrowers shall from such time, at their own expense, arrange for the Market Value for all of the Vessels to be determined semi-annually and shall include the amount of such Market Value in the relevant Compliance Certificate to be delivered together with the financial statements for each reporting date ending on 30 June and 31 December in any financial year.

22.4	Restrictions on chartering, appointment of Managers etc.

The Borrowers shall not without the prior written consent of the Agent (on behalf of the Majority Lenders):

a)	let the Vessels on bareboat charter for any period;

b)	enter into any agreement related to the chartering and operation of any of the Vessels exceeding twelve (12) months or any pooling arrangements related to the Earnings of the Vessels;

c)	appoint a technical manager for the Vessels other than the Technical Manager or agree to any alteration to the terms of the Technical Management Agreement;

d)	change the classification society of any of the Vessels; or

e)
neither terminate, cancel, amend (save for immaterial amendments which will have no impact on the Borrowers’ ability to fulfil their obligations under the Finance Documents) or supplement any of the Charterparties nor assign any of the Charterparties to any other person.

22.5	Notification of certain events

The Borrowers shall immediately notify the Agent of:

a)	any accident to any of the Vessels involving repairs where the costs will or is likely to exceed USD 500,000 (or the equivalent in any other currency);

b)	any requirement or recommendation made by any insurer or classification society or by any competent authority which is not, or cannot be, immediately complied with;

c)	any exercise or purported exercise of any lien on any of the Vessels, the Earnings or the Insurances;

d)	any occurrence as a result of which any of the Vessels has become or is, by the passing of time or otherwise, likely to become a Total Loss; and

e)	any claim for a material breach of the ISM Code or the ISPS Code being made against any of the Borrowers, the Managers, the Charterers or otherwise in connection with the Vessels.

22.6	Operation of the Vessels

a)
The Borrowers shall comply, or procure the compliance in all material respects with the ISM Code and the ISPS Code, all Environmental Laws and all other laws or regulations relating to the Vessels, their ownership, operation and management or to the business of any of the Borrowers and shall not employ any of the Vessels nor allow their employment:

(i)	in any manner contrary to law or regulation in any relevant jurisdiction including but not limited to the ISM Code; and

(ii)
in the event of hostilities in any part of the world (whether war is declared or not), in any zone which is declared a war zone by any government or by the war risk insurers of the Vessels unless the Borrowers have (at their expense) effected any special, additional or modified insurance cover which shall be necessary or customary for first class shipowners trading vessels within the territorial waters of such country at such time and has provided evidence of such cover to the Agent.

Without limitation to the generality of this Clause 22.6, the Borrowers shall comply or procure compliance, with, as applicable, all requirements of the International Convention for the Safety of Life at Sea (SOLAS) 1974 as adopted, amended or replaced from time to time including, but not limited to, the STCW 95, the ISM Code or the ISPS Code.

b)	The Vessels shall be employed under the Charterparties or such other charterparty as approved by the Agent (on behalf of the Finance Parties) in writing.

22.7	ISM Code compliance

The Borrowers will:

a)	procure that the Vessels remain subject to a SMS for the duration of the Facility;

b)	procure that a valid and current SMC is maintained for each of the Vessels for the duration of the Facility;

c)	if not themselves, procure that the Technical Manager of the Vessels maintains a valid and current DOC for the duration of the Facility;

d)	immediately notify the Agent in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the SMC of any of the Vessels or of the DOC of the Technical Manager; and

e)
immediately notify the Agent in writing of any “accident” or “major non-conformity”, each as those terms is defined in the Guidelines in the application of the IMO International Safety Management Code issued by the International Chamber of Shipping and International Shipping Federation.

22.8	Inspections and class records

a)
The Borrowers shall permit, and shall procure that any charterers permit, one person appointed by the Agent to inspect the Vessels once a year for the account of the Borrowers upon the Agent giving prior written notice.

b)
The Borrowers shall instruct the classification society to send to the Agent, following a written request from the Agent, copies of all class records held by the classification society in relation to the Vessels.

22.9	Surveys

The Borrowers shall submit to or cause the Vessels to be submitted to such periodic or other surveys as may be required for classification purposes and to ensure full compliance with regulations of the flag state of the Vessels and to supply or to cause to be supplied to the Agent copies of all survey reports and confirmations of class issued in respect thereof whenever such is required by the Agent, however limited to once a year.

22.10	Arrest

The Borrowers shall promptly pay and discharge:

a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against any of the Vessels, the Earnings or the Insurances;

b)	all tolls, taxes, dues, fines, penalties and other amounts charged in respect of any of the Vessels, the Earnings or the Insurances; and

c)	all other outgoings whatsoever in respect of any of the Vessels, the Earnings and the Insurances,

and forthwith upon receiving a notice of arrest of any of the Vessels, or their detention in exercise or purported exercise of any lien or claim, the Borrowers shall or shall procure that the Charterers shall procure their release by providing bail or providing the provision of security or otherwise as the circumstances may require.

22.11	Total Loss

In the event that any of the Vessels shall suffer a Total Loss, the Borrowers shall, within a period of ninety (90) days after the Total Loss Date, obtain and present to the Agent, a written confirmation from the relevant insurers that the claim relating to the Total Loss has been accepted in full, and the insurance proceeds shall be applied in prepayment of the Loan in accordance with Clause 7.1 (Mandatory prepayment - Total Loss or sale).

22.12	Flag, name and registry

The Borrowers shall not, without the prior written consent of the Agent (on behalf of the Lenders), change the flag, name or registry of any of the Vessels.

23	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 23 is an Event of Default.

23.1	Non-payment

The Borrowers do not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless:

a)	their failure to pay is caused by administrative or technical error affecting the transfer of funds despite timely payment instructions by the Borrowers; and

b)	payment is made within three (3) Business Days of its due date.

23.2	Financial covenants

Any requirement in Clause 20 (Financial covenants) is not satisfied.

23.3	Other obligations

a)	The Borrowers do not comply with any provision of the Finance Documents (other than those referred to in Clause 23.1 (Non-payment) and Clause 23.2 (Financial covenants)).

b)
No Event of Default under litra a) above will occur if the failure to comply is capable of remedy and is remedied within thirty (30) days of the Agent giving notice to the Borrowers or any of the Borrowers becoming aware of the failure to comply.

23.4	Misrepresentations

Any representation or statement made or deemed to be made by the Borrowers and/or the Guarantor in the Finance Documents or any other document delivered by or on behalf of any of the Borrowers and/or the Guarantor under or in connection with any of the Finance Documents is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

23.5	Cross default

a)
Any Financial Indebtedness of any of the Borrowers and/or the Guarantor and/or any of the Charterers and/or any of the Charter Guarantors is not paid when due nor within any originally applicable grace period.

b)
Any Financial Indebtedness of any of the Borrowers and/or the Guarantor and/or any of the Charterers and/or any of the Charter Guarantors is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

c)
Any commitment for any Financial Indebtedness of any of the Borrowers and/or the Guarantor and/or any of the Charterers and/or any of the Charter Guarantors is cancelled or suspended by a creditor of any of the Borrowers and/or the Guarantor and/or any of the Charterers and/or any of the Charter Guarantors as a result of an event of default (however described).

d)
Any creditor of any of the Borrowers and/or the Guarantor and/or any of the Charterers and/or any of the Charter Guarantors becomes entitled to declare any Financial Indebtedness of any of the Borrowers and/or the Guarantor and/or any of the Charterers and/or any of the Charter Guarantors due and payable prior to its specified maturity as a result of an event of default (however described).

However so that any event or circumstance as set out in this Clause 23.5 litra a) - d) with regard to the Charterers only, shall not constitute an Event of Default unless such event or circumstance may (in the reasonable opinion of the Agent) interfere with or effect the ability of the Charterers to comply with any and all of its obligations under the Charterparties (hereunder the obligation to pay charter hire) in any manner whatsoever.

23.6	Insolvency

a)
Any of the Borrowers and/or the Guarantor are unable or admits inability to pay their debts as they fall due, suspends making payments on any of their respective debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of their respective creditors with a view to rescheduling any of their indebtedness.

b)	The value of the assets of any of the Borrowers and/or the Guarantor (as the case may be) is less than their respective liabilities (taking into account contingent and prospective liabilities).

c)	A moratorium is declared in respect of any indebtedness of any of the Borrowers and/or the Guarantor (as the case may be).

23.7	Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

a)
the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme or arrangement or otherwise) of any of the Borrowers and/or the Guarantor;

b)	a composition, compromise, assignment or arrangement with any creditor of any of the Borrowers and/or the Guarantor;

c)	the appointment of a liquidator, receiver, administrative receiver, administrator or other similar officer in respect of any of the Borrowers and/or the Guarantor; or

d)	enforcement of any Security Interest over any assets of any of the Borrower and/or the Guarantor.

23.8	Creditor’s process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of any of the Borrowers and/or the Guarantor having an aggregate value of USD 500,000 and is not discharged within thirty (30) days.

23.9	Unlawfulness

It is or becomes unlawful for any of the Borrowers and/or the Guarantor to perform any of their obligations under the Finance Documents.

23.10	Material adverse change

Any event or series of events occur which, in the opinion of the Agent (on behalf of the Lenders), might have a Material Adverse Effect on any of the Borrowers and/or the Guarantor and/or any of the Charterers and/or any of the Charter Guarantors.

23.11	Permits

Any licence, consent, permission or approval required in order to enforce, complete or perform any of the Transaction Documents is revoked, terminated or modified having a Material Adverse Effect on any of the Borrowers and/or the Guarantor (as the case may be).

23.12	Litigation

There is current, pending or threatened any claims, litigation, arbitration or administrative proceedings against any of the Borrowers and/or the Guarantor which might, if adversely determined, have a Material Adverse Effect on any of the Borrowers and/or Guarantor.

23.13	Acceleration

Upon the occurrence of an Event of Default, the Agent may, and shall if so directed by the Majority Lenders, by written notice to the Borrowers:

a)	cancel the Total Commitments whereupon they shall immediately be cancelled;

b)
declare that all or part of the Loans together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents, be either immediately due and payable and/or payable upon demand, whereupon they shall become either immediately due and payable or payable on demand; and/or

c)	start enforcement in respect of the Security Interests established by the Security Documents; and/or

d)
take any other action, with or without notice to the Borrowers, exercise any other right or pursue any other remedy conferred upon the Agent or the Finance Parties by any of the Finance Documents or by any applicable law or regulation or otherwise as a consequence of such Event of Default.

24	CHANGES TO THE LENDERS

24.1	Assignments and transfers by the Lenders

A Lender (the “Existing Lender”) may at any time assign, transfer or have assumed its rights or obligations under the Finance Documents (a “Transfer”) to:

a)	another Existing Lender or an affiliate of an Existing Lender; or

b)
with the prior consent of the Borrowers (such consent not to be unreasonably withheld or delayed, and is not required in the case an Event of Default has occurred), another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”), provided that the minimum amount of such transfer shall be USD 5,000,000.

24.2	Limitations of responsibility of Existing Lenders

24.2.1	Borrowers’ performance, etc

Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to the New Lender for:

a)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

b)	the financial condition of the Borrowers;

c)	the performance and observance by the Borrowers of their obligations under the Finance Documents or any other documents; or

d)	the accuracy of any statements (whether written or oral) made in or in connection with the Finance Documents or any other document.

24.2.2	New Lender’s own credit appraisal, etc

Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

a)
has made (and will continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrowers and their related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

b)
will continue to make its own independent appraisal of the creditworthiness of the Borrowers and their related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

24.2.3	Re-transfer to an Existing Lender, etc

Nothing in any Finance Document obliges an Existing Lender to:

a)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 24; or

b)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrowers of their obligations under the Finance Documents or otherwise.

24.3	Procedure for transfer

Any Transfer shall be effected as follows:

a)
the Existing Lender must notify the Agent of its intention to Transfer all or part of its rights and obligations by delivering a duly completed Transfer Certificate to the Agent duly executed by the Existing Lender and the New Lender;

b)
subject to Clause 24.1 (Assignments and transfers by the Lenders), the Agent shall as soon as reasonable possible after receipt of a Transfer Certificate execute the Transfer Certificate and deliver a copy of the same to each of the Existing Lender and the New Lender; and

c)	subject to Clause 24.1 (Assignments and transfers by the Lenders), the Transfer shall become effective on the Transfer Date.

24.4	Effects of the Transfer

On the Transfer Date:

a)
to the extent that in the Transfer Certificate the Existing Lender seeks to transfer its rights and obligations under the Finance Documents, the Borrowers and the Existing Lender shall be released from further obligations to one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (the “Discharged Rights and Obligations”);

b)
the Borrowers and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrowers and the New Lender have assumed and/or acquired the same in place of the Borrowers and the Existing Lender;

c)
the Agent, the Arranger, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an original Lender hereunder with the rights and/or obligations acquired or assumed by it as a result of the Transfer and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

d)	the New Lender shall become a Party as a “Lender”.

24.5	Further assurances

The Borrowers undertake to procure that in relation to any Transfer, the Borrowers shall (at their own cost) at the request of the Agent execute such documents as may in the discretion of the Agent be necessary to ensure that the New Lender attains the benefit of the Finance Documents.

24.6	Disclosure of information

Any Lender may disclose:

a)	to any of its affiliates and a potential assignee;

b)
to whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or the Borrowers; and

c)	to whom, to the extent that, information is required to be discloses by any applicable law,

such information about the Borrowers and the Finance Documents as that Lender shall consider appropriate.

24.7	Assignment or transfer fee

The New Lender shall, on the date upon which a Transfer takes effect, pay to the Agent (for its own account) a fee of USD 3,500.

25	CHANGES TO THE BORROWERS

25.1	Assignments and transfer by Borrowers

No Borrower may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

25.2	Additional Borrowers

a)
Subject to the compliance with the provisions of Clause 19.7 (“Know your customer” checks), OBO Holdings Ltd. may request that any of its Subsidiaries becomes an Additional Borrower. The Subsidiary shall become an Additional Borrower if:

(i)	OBO Holdings Ltd. delivers to the Agent a duly completed and executed Accession Letter; and

(ii)
the Agent has received all of the documents and other evidence listed in Part III of Schedule 2 (Conditions precedent) in relation to that Additional Borrower in form and substance satisfactory to the Agent.

b)
The Agent shall notify OBO Holdings Ltd. and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part III of Schedule 2 (Conditions precedent).

25.3	Repetition of representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the each of the representations and warranties set out in Clause 18 (Representations and warranties) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

26	ROLE OF THE AGENT AND THE ARRANGER

26.1	Appointment and authorisation of the Agent

a)	Each other Finance Party and the Swap Bank appoint the Agent to act as its facility agent and security agent under and in connection with the Finance Documents.

b)
Each other Finance Party and the Swap Bank authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

26.2	Duties of the Agent

The Agent shall not have any duties or responsibilities except those expressly set forth in the Finance Documents, and the Agent’s duties under the Finance Documents are solely mechanical and administrative in nature. The Agent shall:

a)	promptly forward to a Party the original or a copy of any document which is delivered to it in its capacity as Agent for the attention of that Party by another Party;

b)	supply the other Finance Parties and the Swap Bank with all material information which the Agent receives from the Borrowers;

c)
if it receives notice from a Party referring to this Agreement, describing an Event of Default and stating that the circumstance is an Event of Default, promptly notify the Finance Parties and the Swap Bank; and

d)	from it receives sufficient information; promptly notify the Lenders of the occurrence of any Event of Default arising under Clause 23 (Events of Default).

26.3	Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

26.4	Relationship

The relationship between the Agent and the other Finance Parties and the Swap Bank is that of agent and principal only. Nothing in this Agreement shall be construed as to constitute the Agent or the Finance Parties as trustee or fiduciary for any other person, and neither the Agent nor the Finance Parties or the Swap Bank shall be bound to account to any Finance Party for any sum or the profit element of any sum received by it for its own account.

26.5	Business with the Borrowers

The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any of the Borrowers.

26.6	Rights and discretions of the Agent

a)	The Agent may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

b)	The Agent may assume (unless it has received notice to the contrary in its capacity as Agent for the Lenders) that:

(i)	no Event of Default has occurred (unless it has actual knowledge of an Event of Default under Clause 23.1 (Non-payment)); and

(ii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

c)	The Agent may engage, pay for and rely on the advise or services of any lawyers, accountants, surveyors or other experts.

d)	The Agent may act in relation to the Finance Documents through its personnel and agents.

e)	The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

f)
Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of duty of confidentiality or render it liable to any person.

26.7	Majority Lenders’ instructions

a)
Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts in accordance with an instruction of the Majority Lenders.

b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

c)
The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

d)	In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders) the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

e)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

26.8	Responsibility for documentation

Neither the Agent nor the Arranger:

a)
is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, the Borrowers or any other person in or in connection with any Finance Document; or

b)
is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made in anticipation of or in connection with any Finance Document.

26.9	Exclusion of liability

a)
Without limiting litra b) below, the Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

b)
No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee and agent of the Agent may rely on this Clause.

c)
The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

d)
Nothing in this Agreement shall oblige the Agent or the Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

26.10	Lenders’ indemnity to the Agent

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then reduced to zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three (3) Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by the Borrowers or the Guarantor pursuant to a Finance Document).

26.11	Resignation of the Agent

a)	The Agent may resign and appoint one of its affiliates as successor by giving notice to the other Finance Parties, the Swap Bank and the Borrowers.

b)
Alternatively the Agent may resign by giving notice to the other Finance Parties, the Swap Bank and the Borrowers in which case the Majority Lenders (after consultation with the Borrowers) may appoint a successor Agent.

c)
If the Majority Lender have not appointed a successor Agent in accordance with litra b) above within thirty (30) days after notice of resignation was given, the Agent (after consultation with the Borrowers) may appoint a successor Agent.

d)
The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

e)	The Agent’s resignation notice shall only take effect upon appointment of a successor.

f)
Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 26. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

g)
After consultation with the Borrowers, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with litra b) above. In this event, the Agent shall resign in accordance with litra b) above.

26.12	Confidentiality

a)
In acting as agent for the Finance Parties and the Swap Bank, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

26.13	Credit appraisal by the Lenders

Without affecting the responsibility of the Borrowers for information supplied by any of them or on their behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document, including (without limitation):

a)	the financial condition, status and nature of the Borrowers and/or the Guarantor;

b)
the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

c)
whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document, entered into, made or executed in anticipation of, under or in connection with any Finance Document.

26.14	Conduct of business of the Finance Parties

No provision of this Agreement will:

a)	interfere with the right of any Finance Party or the Swap Bank to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

b)	oblige any Finance Party or the Swap Bank to investigate or claim any credit, relief, remission or repayment available to it or to the extent, order or manner of any claim; or

c)	oblige any Finance Party or the Swap Bank to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

27	SHARING AMONG THE FINANCE PARTIES

27.1	Payment to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from the Borrowers other than in accordance with Clause 28 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

a)	the Recovering Finance Party shall promptly, within three (3) Business Days, notify details of the receipt or recovery to the Agent;

b)
the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received by or made by the Agent and distributed in accordance with Clause 28 (Payment mechanics), without taking account of Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

c)
the Recovering Finance Party shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 28.5 (Partly payments).

27.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the Borrowers and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 28.5 (Partial payments).

27.3	Recovering Finance Party’s rights

a)
On a distribution by the Agent under Clause 27.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

b)
If and to the extent that the Recovering Finance Party is not able to rely on its rights under litra a) above, the Borrowers shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

27.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

a)
each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 27.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

b)	that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the Borrowers will be liable to the reimbursing Finance Party for the amount so reimbursed.

27.5	Exceptions

a)	This Clause 27 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Borrowers.

b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal proceedings, if:

(i)	it notified that other Finance Party of the legal proceedings; and

(ii)
that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

28	PAYMENT MECHANICS

28.1	Payments to the Agent

All payments by the Borrowers or a Lender under the Finance Documents shall be made:

a)	to the Agent to its account with such office or bank as the Agent may from time to time designate in writing to the Borrowers or a Lender for this purpose; and

b)
for value on the due date at such times and in such funds as the Agent may specify to the Party concerned as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

28.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to the Borrowers) and 28.4 (Clawback), be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement, to such account as that Party may notify to the Agent by not less than five (5) Business Days’ notice.

28.3	Distributions to the Borrowers

The Agent may (with the consent of the Borrowers or in accordance with Clause 29 (Set-off)), apply any amount received by it for the Borrowers in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrowers under the Finance Documents or in or towards purchase of any amount of currency to be so applied.

28.4	Clawback

a)
Where a sum is to be paid to the Agent under the Finance Documents for distribution to another Party, the Agent is not obliged to pay that sum to that other Party until it has been able to establish to its satisfaction that it has actually received that sum.

b)
If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount was paid by the Agent shall on demand refund the same amount to the Agent, together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

28.5	Partial payments

If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by any of the Borrowers and/or the Guarantor under the Finance Documents, the Agent shall apply that payment towards the obligations of the Borrowers and/or the Guarantor under the Finance Documents in the following order:

a)	firstly, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent under the Finance Documents;

b)	secondly, in or towards payment pro rata of any accrued interest (including default interest), fee or commissions due but unpaid under this Agreement;

c)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

d)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

28.6	Application following an Event of Default

On either (i) the completion of a sale of a Vessel, either by forced auction or private treaty, or (ii) the receipt of any monies by the Agent pursuant to the sale proceeds of a Vessel (as the case may be), such monies shall be applied in the following order:

a)	firstly, in respect of all costs and expenses whatsoever incurred in connection with or about incidental to the said sale;

b)
secondly, in or towards satisfaction of all prior claims (being any claims, liabilities or debts owed or taking priority in respect of such proceeds over the Security Interests constituted by the Security Documents) secured on the relevant Vessel;

c)	thirdly, in or towards payment pro rata of all sums owed to the Finance Parties under the Finance Documents;

d)	fourthly, in or towards payment of all sums owed to the Swap Bank under any Swap Agreement(s) at the time of default; and

e)	fifthly, the balance, if any to the Borrowers or to their order.

28.7	No set-off by the Borrowers

All payments to be made by the Borrowers under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.8	Payment on non-Business Days

a)
Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

28.9	Currency of account

The Borrowers shall pay:

a)	any amount payable under this Agreement, except as otherwise provided for herein, in USD; and

b)	all payments of Costs and Taxes in the currency in which the same were incurred.

29	SET-OFF

A Finance Party may, to the extent permitted by applicable law, set off any matured obligation due from the Borrowers under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligations owed by that Finance Party to the Borrowers, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

Each Borrower hereby agrees and accept that this Clause 29 shall constitute a waiver of the provisions of Section 29 of the FA Act and further agrees and accepts, to the extent permitted by law, that Section 29 of the FA Act shall not apply to this Agreement.

30	NOTICES

30.1	Communication in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by telefax, e-mail or letter. Any such notice or communication addressed as provided in Clause 30.2 (Addresses) will be deemed to be given or made as follows:

a) if by letter, when delivered at the address of the relevant Party;

b) if by telefax or e-mail, when received.

However, a notice given in accordance with the above but received on a day which is not a Business Day or after 16:00 hours in the place of receipt will only be deemed to be given at 9:00 hours on the next Business Day in that place.

30.2	Addresses

Any communication or document to be made under or in connection with the Finance Documents shall be made or delivered to the address, telefax number or e-mail address of each Party and marked for the attention of the department or persons set out below and, in case of any New Lender, to the address notified to the Agent:

If to the Agent: Nordea Bank Norge ASA

Att: Shipping, Offshore and Oil Services

Middelthuns gate 17

P.O. Box 1166 Sentrum

N-0107 Oslo, Norway

Telefax No: +47 22 48 66 68

E-mail: olav.ringdal@nordea.com

If to the Borrowers: c/o B + M Management Ltd.

Par-la-Ville Place

14 Par-la-Ville Road

Hamilton HMJX

Bermuda

Telefax No: + 1 441 295 6796

E-mail: dpaterson@consolidated.bm, adazell@bhcousa.com and tcoleman@bhcousa.com or any substitute address and/or telefax number and/or e-mail and/or marked for such other attention as the Party may notify to the other Agent (or the Agent may notify the other Parties if a change is made by the Agent) by not less than five (5) Business Days’ prior notice.

30.3	Communication with the Borrowers

All communication from or to the Borrowers shall be sent through the Agent.

30.4	Language

Communication to be given by one Party to another under the Finance Documents shall be given in the English language or, if not in English and if so required by the Agent, be accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

31	CALCULATIONS

All sums falling due by way of interest, fees and commissions under the Finance Documents accrue from day-to-day and shall be calculated on the basis of the actual number of days elapsed and a calendar year of 360 days and for the actual number of days elapsed. The calculations made by the Agent of any interest rate or any amount payable pursuant to this Agreement shall be conclusive and binding upon the Borrowers in the absence of any manifest error.

32	MISCELLANEOUS

32.1	Partial invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provisions under any law of any other jurisdiction will in any way be affected or impaired.

32.2	Remedies and waivers

No failure to exercise, nor any delay in exercising on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

32.3	Amendments and waivers

32.3.1	Required consents

a)
Subject to Clause 32.3.2 (Exceptions), any term of the Finance Documents may be amended or waived only with the written consent of the Majority Lenders and the Borrowers and any such amendment will be binding on all Parties.

b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

32.3.2	Exceptions

An amendment to or waiver that has the effect of changing or which relates to:

a)	the definition of “Majority Lenders”;

b)	an extension of the date of any payment of any amount under the Finance Documents;

c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

d)	an increase in or extension of any Commitment;

e)	a term of the Finance Documents which expressly requires the consent of all the Lenders;

f)	a proposed substitution or replacement of any of the Borrowers; or

g)	a change of Clauses 2.2 (Finance Parties’ rights and obligations), 18 (Security), 22.1 (Insurance), 24 (Changes to the Lenders) and this Clause 32.3,

shall not be made without the prior written consent of all the Lenders.

An amendment or waiver which relates to the rights or obligations of the Agent or the Arranger may not be effected without the consent of the Agent or the Arranger.

32.4	Disclosure of information and confidentiality

Each of the Finance Parties may disclose to each other or to their professional advisers any kind of information which the Finance Parties have acquired under or in connection with any Finance Document. The Parties are obliged to keep confidential all information in respect of the terms and conditions of this Agreement. This confidentiality obligation shall not apply to any information which:

a)	is publicised by a Party as required by applicable laws and regulations;

b)	has entered the public domain or is publicly known, provided that such information is not made publicly known by the receiving Party of such information; or

c)	was or becomes, as the Party is able to demonstrate by supporting documents, available to the such Party on a non-confidential basis prior to the disclosure thereof.

32.5	Conflicting provisions

In case of conflict between this Agreement and the terms of any of the Security Documents, the terms and conditions of this Agreement shall prevail.

33	GOVERNING LAW AND ENFORCEMENT

33.1	Governing law

This Agreement shall be governed by Norwegian law.

33.2	Jurisdiction

a)
For the benefit of each Finance Party, the Borrowers agree that the courts of Oslo, Norway, have jurisdiction to settle any disputes arising out of or in connection with the Finance Documents including a dispute regarding the existence, validity or termination of this Agreement, and each of the Borrowers accordingly submit to the non-exclusive jurisdiction of the Oslo District Court (Oslo tingrett).

b)
Nothing in this Clause 33.2 shall limit the right of the Finance Parties to commence proceedings against any of the Borrowers in any other court of competent jurisdiction. To the extent permitted by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

33.3	Service of process

Without prejudice to any other mode of service, each of the Borrowers:

a)
irrevocably appoints Wikborg Rein & Co., Kronprinsesse Märthas plass 1, P.O. Box 1513 Vika, N-0117 Oslo, Norway as its agent for service of process in relation to any proceedings before Norwegian courts in connection with any Finance Document; and

b)	agrees that failure by its process agent to notify it of the process will not invalidate the proceedings concerned.

* * *

SCHEDULE 1

ORIGINAL PARTIES

 PART I: ORIGINAL BORROWERS

Name	Address	Ownership
OBO Holdings Ltd.	Trust Company Complex, Ajeltake Island. Majuro, Marshall Islands, MH 96960	The Guarantor (100%)
BHOBO One Ltd.	Trust Company Complex, Ajeltake Island. Majuro, Marshall Islands, MH 96960	OBO Holdings (100%)
BHOBO Two Ltd.	Trust Company Complex, Ajeltake Island. Majuro, Marshall Islands, MH 96960	OBO Holdings (100%)
BHOBO Three Ltd.	Trust Company Complex, Ajeltake Island. Majuro, Marshall Islands, MH 96960	OBO Holdings (100%)
RMJ OBO Shipping Ltd.	Trust Company Complex, Ajeltake Island. Majuro, Marshall Islands, MH 96960	OBO Holdings (100%)
Sagamore Shipping Ltd.	Trust Company Complex, Ajeltake Island. Majuro, Marshall Islands, MH 96960	OBO Holdings (100%)

PART II: ORIGINAL LENDERS AND COMMITMENTS

Lenders:	Commitments:
DVB Bank America NV Zeelandia Office Park Kaya W.F.G. Mensing 14 P.O. Box 3107 Curacao, Netherlands Antilles	USD 40,000,000
The Governor and Company of the Bank of Scotland Pentland House 8 Lochside Avenue Edinburgh Scotland EH12 9DJ	USD 40,000,000
HSH Nordbank AG Gerhart Hauptmann Platz 50 20095 Hamburg Germany	USD 40,000,000
Nordea Bank Norge ASA Middelthusgate 17 N-0368 Oslo Norway	USD 82,000,000
Total:	USD 202,000,000

PART III: ALLOCATED LOAN AMOUNTS

Vessel	Market Value	Allocated Loan Amount
“Rip Hudner”	USD 38,310,000	USD 28,725,000
“Bonnie Smithwick”	USD 36,300,000	USD 27,212,000
“Searose G”	USD 38,310,000	USD 28,725,000
“Roger M. Jones”	USD 32,500,000	USD 24,625,000
“Sagamore”	USD 23,880,000	USD 17,713,000

SCHEDULE 2

CONDITIONS PRECEDENT

Part I

Conditions Precedent To initial Drawdown

1	CORPORATE AUTHORISATION

1.1	In respect of each of the Borrowers, the Guarantor, the Charterers and the Charter Guarantors:

a)	Certificate of Incorporation/Certificate of Registration;

b)	Memorandum and Articles of Association/Bye-laws;

c)	Resolutions passed at a board meeting of the relevant Party evidencing:

(i)	the approval of the terms of, and the transactions contemplated by, the Transaction Documents and the registration the Mortgage (if relevant); and

(ii)
the authorisation of its appropriate officer or officers or other representatives to execute the Transaction Documents and any other documents necessary for the transactions contemplated by the Transaction Documents, on its behalf;

d)	Power of Attorney (notarised and legalised);

e)	Updated Good Standing Certificate/Certificate of Compliance;

f)	Secretary’s Certificate (notarised and legalised); and

g)	A specimen of the signature of each person authorised by the resolution referred to in paragraph c) above.

2	AUTHORISATIONS

All approvals, authorisations and consents required by any government (domestic and foreign) or other authorities for the Borrowers, the Guarantor, the Charterers and/or the Charter Guarantors to enter into and perform their obligations under this Agreement and/or any of the Transaction Documents have been obtained and are in full force and effect and all applicable waiting periods have expired without any action being taken by any competent authority which, in the judgement of the Lenders, restraints, prevents or imposes materially adverse conditions upon the consummation of this Agreement or the transactions referred to herein.

3	THE EXISTING VESSELS

a)	The Charterparty;

b)
Evidence (by way of transcript of registry) that the relevant Vessel is, or will be, registered in the name of the relevant Borrower in the Bahamas Ship Registry (or such other ship registry as approved by the Lenders), that the relevant Mortgage has been, or will in connection with the utilisation of the first Drawdown be, executed and recorded with its intended first priority against the relevant Vessel and that no other encumbrances, maritime liens, mortgages or debts whatsoever are registered against the relevant Vessel;

c)
An updated class certificate related to the relevant Vessel from the relevant classification society, confirming that such Vessel is classed with the highest class in accordance with Clause 22.2 (Classification and repairs), free of extensions and overdue recommendations;

d)
Copies of confirmations from the insurers (copies of the insurance policies/cover notes to follow) documenting that insurance cover has been taken out in respect of the relevant Vessel in accordance with Clause 22.1 (Insurance), and evidencing that the Agent’s (on behalf of the Finance Parties and the Swap Bank) Security Interest in the insurance policies have been noted in accordance with the relevant notices as required under the Assignment Agreement;

e)
A report in form and scope acceptable to the Lenders from a firm of marine insurance brokers acceptable to the Lenders, with respect to the insurance maintained in respect of the Existing Vessels, together with a certificate from such broker certifying that such insurances:

(i)	are placed with insurance companies and/or underwriters and /or clubs, in such amounts, against such risks and in such form, as is acceptable to the Lenders; and

(ii)	conform with the requirements of Clause 22.1 (Insurances);

f)	Market Value evaluations from two (2) Approved Brokers, evidencing that the total Market Value of the Existing Vessels at the first Drawdown Date is equal to or greater than USD 169,300,000;

g)	The relevant Vessel’s current SMC;

h)	The Technical Manager’s current DOC;

i)	The ISPS Certificate.

4	FINANCE DOCUMENTS

a)	The Agreement;

b)	The Assignment Agreement;

c)	Notice of Assignment and Acknowledgement in respect of the Earnings;

d)	Notice of Assignment and Acknowledgement in respect of the Insurances;

e)	Notice of Assignment and Acknowledgement in respect of the Charter Guarantees;

f)	The Charterparty Assignments;

g)	Notice of Assignment and Acknowledgement in respect of the Charterparty;

h)	The Account Charge;

i)	The Mortgages;

j)	The Deeds of Covenants; and

k)	The Guarantee.

5	TRANSACTION DOCUMENTS

a)	The Charter Guarantees;

b)	The Technical Management Agreements; and

c)	The Fee Letter(s).

6	MISCELLANEOUS

a)	The Drawdown Notice at least three (3) Business Days prior to the Drawdown Date;

b)	Evidence that the Existing Vessels still employed under the respective Charterparties and that the respective Charter Guarantee are in full force and effect;

c)	Evidence that all fees referred to in Clause 11 (Fees), as are payable on or prior to the first Drawdown Date, have or will be paid on its due date;

d)	A Compliance Certificate confirming that the Borrowers and the Guarantor are in compliance with the financial covenants as set out in Clause 20 (Financial covenants);

e)	The effective interest letter.

f)	Evidence of capital structure of the Borrowers and the Guarantor satisfactory to the Agent;

g)	Evidence of release of the Security Interest granted as security under the Existing Credit Facility;

h)
Evidence that all required registrations and notifications have been made under the Security Documents in order to perfect the Security Interest contemplated thereby, including transcripts from the relevant public registers;

i)	Appointment of Wikborg Rein & Co. and the acceptance by Wikborg Rein & Co. as the Borrowers’ process agent in Norway under the Finance Documents;

j)	Appointment of Wikborg Rein & Co. and the acceptance by Wikborg Rein & Co. as the Guarantor’s process agent in Norway under the Guarantee; and

k)	Any other documents as reasonably requested by the Agent.

7	LEGAL OPINIONS

a)	A legal opinion from Thommessen Krefting Greve Lund AS related to Norwegian law issues;

b)	A legal opinion from Higgs & Johnson related to Bahamas law issues;

c)	A legal opinion from Seward & Kissel LLP related to Marshall Island law issues;

d)	A legal opinion from Seward & Kissel LLP related to Liberian law issues;

e)	A legal opinion from Prettys related to English law issues; and

f)	Any such other favourable legal opinions in form and substance satisfactory to the Agent from lawyers appointed by the Agent on matters concerning all relevant jurisdictions.

Part II

Conditions Precedent Required to be

Delivered by an Additional Borrower and/or in respect of a New Vessel

1	CORPORATE AUTHORISATION

1.1	In respect of the Additional Borrower:

a)	Certificate of Incorporation/Certificate of Registration;

b)	Memorandum and Articles of Association/Bye-laws;

c)	Resolutions passed at a board meeting of the relevant Additional Borrower evidencing:

(i)	the approval of the terms of, and the transactions contemplated by, the Transaction Documents and the registration the Mortgage (if relevant); and

(ii)
the authorisation of its appropriate officer or officers or other representatives to execute the Transaction Documents and any other documents necessary for the transactions contemplated by the Transaction Documents, on its behalf;

d)	Power of Attorney (notarised and legalised);

e)	Updated Good Standing Certificate/Certificate of Compliance;

f)	Secretary’s Certificate (notarised and legalised); and

g)	A specimen of the signature of each person authorised by the resolution referred to in paragraph c) above.

1.2	In respect of the Sellers:

a)	Corporate resolutions to the sale and delivery of the relevant New Vessel; and

b)	Power of Attorney.

2	AUTHORISATIONS

All approvals, authorisations and consents required by any government or other authorities for the Additional Borrower, the relevant Charterers and/or the relevant Charter Guarantors to enter into and perform their obligations under this Agreement and/or any of the Transaction Documents.

3	THE NEW VESSELS

a)	The MoA;

b)	The Protocol of Delivery and Acceptance under the MoA;

c)	The Bill of Sale;

d)	The Charterparty;

e)	The Protocol of Delivery and Acceptance under the Charterparty;

f)
Evidence (by way of transcript of registry) that the relevant New Vessel is, or will be, registered in the name of the relevant Additional Borrower in the Bahamas Ship Registry (or such other ship registry as approved by the Lenders), that the relevant Mortgage has been, or will in connection with the utilisation of the relevant Drawdown be, executed and recorded with its intended first priority against the relevant New Vessel and that no other encumbrances, maritime liens, mortgages or debts whatsoever are registered against the relevant New Vessel;

g)
An updated class certificate related to the relevant New Vessel from the relevant classification society, confirming that such Vessel is classed with the highest class in accordance with Clause 22.2 (Classification and repairs), free of extensions and overdue recommendations;

h)
Copies of confirmations from the insurers (copies of the insurance policies/cover notes to follow) documenting that insurance cover has been taken out in respect of the relevant Vessel in accordance with Clause 22.1 (Insurance), and evidencing that the Agent’s (on behalf of the Finance Parties and the Swap Bank) Security Interest in the insurance policies have been noted in accordance with the relevant notices as required under the Assignment Agreement;

i)
A report in form and scope acceptable to the Lenders from a firm of marine insurance brokers acceptable to the Lenders, with respect to the insurance maintained in respect of the relevant New Vessel, together with a certificate from such broker certifying that such insurances:

(i)	are placed with insurance companies and/or underwriters and /or clubs, in such amounts, against such risks and in such form, as is acceptable to the Lenders; and

(ii)	conform with the requirements of Clause 22.1 (Insurances);

j)	The relevant New Vessel’s current SMC;

k)	The ISPS Certificate; and

l)	Deletion Certificate from the current ship registry (if applicable).

4	FINANCE DOCUMENTS

a)	The Assignment Agreement (or an amendment thereto);

b)	Notice of Assignment and Acknowledgement in respect of the Earnings;

c)	Notice of Assignment and Acknowledgement in respect of the Insurances;

d)	Notice of Assignment and Acknowledgement in respect of the Charter Guarantees;

e)	The Charterparty Assignment (or an amendment thereto);

f)	Notice of Assignment and Acknowledgement in respect of the Charterparty;

g)	The Account Charge;

h)	The Mortgage;

i)	The Deed of Covenants; and

j)	An Accession Letter, duly executed by the Additional Borrower and OBO Holdings Ltd.

5	TRANSACTION DOCUMENTS

a)	The Charter Guarantee; and

b)	The Technical Management Agreement.

6	MISCELLANEOUS

a)	The Drawdown Notice at least three (3) Business Days prior to the relevant Drawdown Date;

b)	Evidence that all fees referred to in Clause 11 (Fees), as are payable on or prior to the relevant Drawdown Date, have or will be paid on its due date;

c)	A Compliance Certificate confirming that the Borrowers and the Guarantor are in compliance with the financial covenants as set out in Clause 20 (Financial covenants);

d)	Evidence of the Market Value of such New Vessel, issued no later than two (2) months prior to the proposed Drawdown Date;

e)	Appointment of Wikborg Rein & Co. and the acceptance by Wikborg Rein & Co. as the Additional Borrower’s process agent in Norway under the Finance Documents; and

f)	Any other documents as reasonably requested by the Agent.

7	LEGAL OPINIONS

a)	A legal opinion from Higgs & Johnson related to Bahamas law issues;

b)	A legal opinion from Seward & Kissel LLP related to Marshall Island law issues;

c)	A legal opinion from Prettys related to English law issues; and

d)	Any such other favourable legal opinions in form and substance satisfactory to the Agent from lawyers appointed by the Agent on matters concerning all relevant jurisdictions.

SCHEDULE 3

FORM OF DRAWDOWN NOTICE

To: Nordea Bank Norge ASA, as Agent

From: [•]

Date: [•]

USD 202,000,000 REDUCING REVOLVING CREDIT FACILITY AGREEMENT DATED 29 AUGUST 2006 (THE “AGREEMENT”)

We refer to Clause 5.1 (Delivery of a Drawdown Notice) of the Agreement. Terms defined in the Agreement shall have the same meaning when used in this Drawdown Notice.

a)	You are hereby irrevocably notified that we wish to make the following drawdown of a Drawdown under:

Drawdown Date: [ ]

Principal Amount:  [ ]

Interest Period:  [ ]

b)	The proceeds of the Loan shall be credited to [•] [insert name and number of account].

c)
We confirm that, as of the date hereof (i) each condition specified in Clause 4 (Conditions Precedent) of the Agreement is satisfied; (ii) each of the representations and warranties set out in Clause 18 (Representations and warranties) of the Agreement is true and correct; and (iii) no event or circumstances has occurred and is continuing which constitute or may constitute an Event of Default.

Yours sincerely

for and on behalf of

[•]

By: __________________________________

Name:

Title: [authorised officer]

SCHEDULE 4

FORM OF COMPLIANCE CERTIFICATE

To: Nordea Bank Norge ASA, as Agent

From: [•]

Date: [•] [To be delivered no later than [one hundred and twenty (120) /forty-five (45)] days after each Reporting Date]

USD 202,000,000 REDUCING REVOLVING CREDIT FACILITY AGREEMENT DATED 29 AUGUST 2006 (THE “AGREEMENT”)

We refer to the Agreement. Terms defined in the Agreement shall have the same meaning when used in this Compliance Certificate.

With reference to Clauses 19.1 (Compliance certificate) and 20 (Financial covenants) of the Agreement, we confirm that as at [•] [insert relevant Reporting Date]:

a)	Minimum Value Adjusted Equity Ratio. The Minimum Value Adjusted Equity Ratio of the Guarantor (on a consolidated basis) was [•].

The Guarantor shall at all times maintain a minimum Value Adjusted Equity Ratio of thirty per cent (30.00%). The covenant in Clause 20.2.1 (Minimum Value Adjusted Equity Ratio) is thus [not] satisfied.

b)	Minimum Value Adjusted Equity Ratio. The Minimum Value Adjusted Equity of the Guarantor (on a consolidated basis) was USD [•].

The Guarantor shall at all times maintain a Minimum Value Adjusted Equity of USD 50,000,000. The covenant set out in Clause 20.2.2 (Minimum cash balance) is thus [not] satisfied.

c)	Ratio EBITDA to Fixed Charges. The ratio of EBITDA to Fixed Charges of the Guarantor (on a consolidated basis) was [•].

The Guarantor (on a consolidated basis) shall at all times ensure that ratio of EBITDA to Fixed Charges 1.125:1.00 or greater on a twelve (12) months rolling basis up until the Final Maturity Date. The covenant in Clause 20.2.3 (Ratio EBITDA to Fixed Charges) is thus [not] satisfied.

d)	Positive working capital. The working capital of the the Guarantor (on a consolidated basis) was [•].

The Guarantor (on a consolidated basis) shall at all times ensure that its current assets exceeds its current liabilities (excluding the current portion of long term debt), all as determined in accordance with GAAP. The covenant set out in Clause 20.2.4 (Positive working capital) is thus [not] satisfied.

e)	[Minimum value. The Market Value of the Vessels pursuant to the attached survey is [•].

The Borrowers shall ensure that the Market Value of the Vessels shall be at least one hundred and twenty per cent (120.00%) of the Loans from the earlier of (i) the expiry of the Charterparty for MV “Roger M. Jones” and (ii) 30 September 2008, The covenant in Clause 20.2.4 (minimum value) is thus [not] satisfied.]

f)	Cash and Cash Equivalents. The Cash and Cash Equivalent of the Guarantor (on a consolidated basis) is [•].

The Guarantor (on a consolidated basis) shall at all times ensure that it has Cash and Cash Equivalents equal to or greater than (i) USD 15,000,000 and (ii) six per cent (6.00%) of the long term debt of the Guarantor.

g)	Insurance. We confirm that each of the Vessels is insured against such risks and in such amounts as set out in Appendix 1 hereto.

h)
We confirm that, as of the date hereof (i) each of the representations and warranties set out in Clause 18 (Representations and warranties) of the Agreement is true and correct; and (ii) no event or circumstances has occurred and is continuing which constitute or may constitute an Event of Default.

Yours sincerely

for and on behalf of

[•]

By: __________________________________

Name:

Title: [authorised officer]

Appendix 1

Name of Vessel	Hull & Machinery		Increased Value		Loss of Hire		Protection & Indemnity		War Risk
M/V “-Rip Hudner ”	Insurer:	Amount:	Insurer:	Amount:	Insurer:	Amount:	Insurer:	Amount:	Insurer:	Amount:

MV “Bonnie Smith- wick”	Insurer:	Amount:	Insurer:	Amount:	Insurer:	Amount:	Insurer:	Amount:	Insurer:	Amount:

MV “Searose G”	Insurer:	Amount:	Insurer:	Amount:	Insurer:	Amount:	Insurer:	Amount:	Insurer:	Amount:

MV “Roger M. Jones”

MT “Saga-more”

SCHEDULE 5

FORM OF TRANSFER CERTIFICATE

To: Nordea Bank Norge ASA, as Agent

From: [•] (the ”Existing Lender” and [•] (the ”New Lender”)

Date: [•]

USD 202,000,000 REDUCING REVOLVING CREDIT FACILITY AGREEMENT DATED 29 AUGUST 2006 (THE “AGREEMENT”)

We refer to the Agreement. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

With reference to Clause 24 (Changes to the Lenders):

a)	The Existing Lender, in its capacity as Lender under the Agreement, confirms that it participates with [] per cent of the Total Commitments.

b)
The Existing Lender hereby transfers to the New Lender [] per cent of the Total Commitments as specified in the Schedule hereto, and of the equivalent rights and interest in all Finance Documents, and the New Lender hereby accepts such transfer from the Existing Lender in accordance with the terms set out herein and Clause 24 (Changes to the Lenders) of the Agreement and assumes the same obligations to the other Finance Parties as it would have been under if it was an original Lender.

c)	The proposed Transfer Date is [], as from which date the Transfer of such portion of the Total Commitments shall take full legal effect.

d)
The New Lender confirms that it has received a copy of the Agreement, together with such other information as it has required in connection with this transaction. The New Lender expressly acknowledges and agrees to the limitations on the Existing Lender’s responsibility set out in Clause 24.2 (Limitations of responsibility of Existing Lenders) of the Agreement.

e)
The New Lender hereby undertakes to the Existing Lender and the Borrowers that it will perform in accordance with the terms and conditions of the Agreement all those obligations which will be assumed by it upon execution of this Transfer Certificate.

f)	The address, telefax number and attention details for notices, as well as the account details of the New Lender, are set out in the Schedule.

g)	This Transfer Certificate is governed by Norwegian law, with Oslo City Court (Oslo tingrett) as legal venue.

The Schedule

Commitments/rights and obligations to be transferred

I	Existing Lender:	[ ]

II	New Lender:	[ ]

III	Total Commitments of Existing Lender:	USD [ ]

IV	Aggregate amount transferred:	USD [ ]

V	Total Commitments of New Lender:	USD [ ]

VI	Transfer Date:	[ ]

Administrative Details / Payment Instructions of New Lender

Notices to New Lender:

[ ]

[ ]

Att: [ ]

Telefax no:  + [ ]

[Insert relevant office address, telefax number and attention details for notices and payments to the New Lender.]

Account details of New Lender: [Insert relevant account details of the New Lender.]

Existing Lender:     New Lender:

[•]      [•]

By: __________________________________ By: ________________________________

Name:      Name:

Title:      Title:

This Transfer Certificate is accepted and agreed by the Agent and the Borrowers and the Transfer Date is confirmed as [  ].

Agent:      Borrowers:

Nordea Bank Norge ASA    [ ]

By: __________________________________ By: ________________________________

Name:      Name:

Title:      Title:

SCHEDULE 6

FORM OF ACCESSION LETTER

To: Nordea Bank Norge ASA, as Agent

From: [•]

Date: [•]

USD 202,000,000 REDUCING REVOLVING CREDIT FACILITY AGREEMENT DATED 29 AUGUST 2006 (THE “AGREEMENT”)

1	We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

2
[Name of Subsidiary] agrees to become an Additional Borrower and to be bound by the terms of the Agreement as an Additional Borrower pursuant to Clause 25.2 (Additional Borrowers) of the Agreement. [Name of Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction].

3	[Name of Subsidiary]’s administrative details are as follows:

Address:

Fax No:

Attention:

4	This Accession Letter is governed by Norwegian law.

OBO Holdings Ltd.      [Name of Subsidiary]

By: __________________________    By: _____________________

Name:       Name:

Title:       Title:

SCHEDULE 7

SCHEDULED REDUCTIONS

Reduction No.		Today		1 *)	2	3	4	5	6	7	8	9	10
($1000)		jun. 06	sep. 06	des. 06	mar. 07	jun. 07	sep. 07	des. 07	mar. 08	jun. 08	sep. 08	des. 08	mar. 09

	Principal	84 662	84 662	81 362	78 062	74 762	71 462	68 162	64 862	61 562	58 262	54 962	51 662
Existing Vessels
M/V “Rip Hudner”	Reductions			1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100
M/V “Bonnie Smithwick”	Reductions			1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100
M/V “Searose G”	Reductions			1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100
				3 300	3 300	3 300	3 300	3 300	3 300	3 300	3 300	3 300	3 300

M/V ”Roger M. Jones”	Principal	24 625	24 625	23 425	22 225	21 025	19 825	18 625	17 425	16 225	15 025	13 825	12 625
	Reductions			1 200	1 200	1 200	1 200	1 200	1 200	1 200	1 200	1 200	1 200

M/V “Sagamore”	Principal	17 713	17 713	16 763	15 813	14 863	13 913	12 963	12 013	11 063	10 113	9 163	8 213
	Reductions			950	950	950	950	950	950	950	950	950	950

New Vessel
M/V “Sibohelle” (tbr “Sakonnet”) **)	Principal			27 000	25 750	24 500	23 250	22 000	20 750	19 500	18 250	17 000	15 750
	Reductions				1 250	1 250	1 250	1 250	1 250	1 250	1 250	1 250	1 250
		127 000	127 000

Reduction No.			11	12	13	14	15	16	17	18	19	20	21
($1000)			jun. 09	sep. 09	des. 09	mar. 10	jun. 10	sep. 10	des. 10	mar. 11	jun. 11	sep. 11	des. 11

	Principal		48 362	45 062	41 762	38 462	35 162	31 862	28 562	25 262	21 962	18 662	15 362
Existing Vessels
M/V “Rip Hudner”	Reductions		1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100
M/V “Bonnie Smithwick”	Reductions		1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100
M/V “Searose G”	Reductions		1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100	1 100
			3 300	3 300	3 300	3 300	3 300	3 300	3 300	3 300	3 300	3 300	3 300

M/V ”Roger M. Jones”	Principal		11 425	10 225	9 025	7 825	6 625	5 425	4 225	3 025	1 825	625	-
	Reductions		1 200	1 200	1 200	1 200	1 200	1 200	1 200	1 200	1 200	1 200	625

M/V “Sagamore”	Principal		7 613	7 013	6 413	5 813	5 213	4 613	4 013	3 413	2 813	2 213	1 613
	Reductions		600	600	600	600	600	600	600	600	600	600	600

New Vessel
M/V “Sibohelle” (tbr “Sakonnet”) **)	Principal		14 500	13 250	12 000	10 750	9 500	8 250	7 000	5 750	4 500	3 250	2 000
	Reductions		1 250	1 250	1 250	1 250	1 250	1 250	1 250	1 250	1 250	1 250	1 250

*) The first reduction to be made three (3) months after the first Drawdown Date

**) If the Allocated Loan Amount for MV “Sibohelle” (tbr “Sakonnet”) shall be less than USD 27,000,000, the scheduled reductions set out in this Schedule 7 shall be reduced accordingly on a pro rata basis.

SCHEDULE 8

FORM OF ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (the “Assignment Agreement”) is made on [•] August 2006 between:

(1) OBO Holdings Ltd., of Trust Company Complex, Ajeltake Island, Marshall Islands, MH9696;

BHOBO One Ltd. of Trust Company Complex, Ajeltake Island, Marshall Islands, MH96960;

BHOBO Two Ltd. of Trust Company Complex, Ajeltake Island, Marshall Islands, MH96960;

BHOBO Three Ltd. of Trust Company Complex, Ajeltake Island, Marshall Islands, MH96960;

RMJ OBO SHIPPING LTD. of Trust Company Complex, Ajeltake Island, Marshall Islands MH96960; and

SAGAMORE SHIPPING LTD. of Trust Company Complex, Ajeltake Island, Marshall Islands MH96960,

as joint and several borrowers (the “Borrowers”); and

(2) Nordea Bank Norge ASA of Middelthunsgate 17, N-0368 Oslo, Norway, organisation number 911 044 110 as agent on behalf of the Finance Parties and the Swap Bank (as defined in the Agreement as referred to below) (the “Agent”).

Background:

(A) Pursuant to the terms and conditions of a reducing revolving credit facility agreement dated 29 August 2006 (the “Agreement”) between i.a. the Borrowers as joint and several borrowers, the banks and financial institutions listed in part II of schedule 1 thereto as lenders (the “Lenders”), Nordea Bank Finland Plc., as swap bank (the “Swap Bank”) and Nordea Bank Norge ASA as agent for the Lenders (the “Agent”) and mandated lead arranger (the “Arranger”), the Lenders have agreed to make available to the Borrowers a reducing revolving credit facility in the aggregate amount of USD 202,000,000 (the “Loans”); and

(B) it is a condition precedent to the Lenders making the Loans available to the Borrowers that the Borrowers execute and deliver, inter alia, this Assignment Agreement and grant the Security Interests set out herein as security for their obligations towards (i) the Finance Parties under the Agreement and (ii) the Swap Bank under any Swap Agreement(s).

NOW THEREFORE:

1	INTERPRETATION

1.1	Definitions

In this Assignment Agreement, including the preamble hereto (unless the context otherwise requires), any term or expression defined in the preamble shall have the meanings ascribed to it therein. In addition, terms and expressions not defined herein but whose meanings are defined in the Agreement shall have the meanings set out therein.

1.2	Construction

In this Assignment Agreement, unless the context otherwise requires:

a)	reference to Clauses or Appendices are to be construed as references to clauses or appendices of this Assignment Agreement unless otherwise stated;

b)
references to (or to any specified provision of) this Assignment Agreement or any other document shall be construed as references to this Assignment Agreement, that provision or that document as from time to time amended; and

c)	words importing the plural shall include the singular and vice versa.

2	ASSIGNMENT OF EARNINGS, INSURANCES AND CHARTER GUARANTEES

2.1	Assignment

To secure the payment and the discharge of the Borrowers’ obligations under the Agreement and any Swap Agreement and the payment of all sums which from time to time may become due thereunder, and to secure the performance and observance of and compliance with all the covenants, terms and conditions contained in the Agreement and any Swap Agreement, the Borrowers hereby assign to the Agent (on behalf of the Finance Parties and the Swap Bank) on first priority:

a)	the Earnings;

b)	the Insurances, and

c)	any and all rights to receive any monies under the Charter Guarantees (the “Charter Guarantees”).

2.2	Notice and acknowledgement, etc.

a)
The Borrowers undertake promptly to give notice of the assignment of the Earnings to the Charterers and any other third party from which any of the Earnings or amounts may become payable in the form set out in Appendix 1(A) hereto and procure that any recipient of such notice acknowledges receipt of the notice as set out therein in the form of Appendix 1(B) hereto.

b)	The Borrowers undertake to insure and keep the Vessels fully insured in accordance with Clause 22.1 (Insurance) of the Agreement; and

(i)
in the event that the Insurances, or any one of them, have been taken out on conditions other than the Norwegian Marine Insurance Plan of 1996, version 2003 (as amended from time to time) (the “Plan”), to give all the relevant insurers notice in the form of Appendix 2 (A) hereto, and procure that the said insurers acknowledge receipt of such notice in the form of Appendix 2 (B) hereto or give such other form of notice and procure such other form of acknowledgement as the Agent shall require in writing to the Borrowers; and

(ii)
in the event that the Insurances, or any one of them, have been taken out according to the Plan, to procure written statements from all the relevant insurers and/or approved brokers confirming that the Agent (on behalf of the Finance Parties and the Swap Bank) has been duly registered as co-insured first priority mortgagee on all such insurance policies taken out for the Vessels and that notice according to the Plan has been duly received by all the relevant insurers.

c)
The Borrowers undertake promptly to give notice of the assignment of the Charter Guarantees to the Charter Guarantors in the form set out in Appendix 3 (A) hereto and procure that the Charter Guarantor acknowledged receipt of the notice as set out in therein in the form of Appendix 3 (B) hereto.

2.3	Loss Payable

Claims related to the Insurances in respect of an actual or constructive or agreed or arranged or compromised total loss or requisition for title or other compulsory acquisition of any of the Vessels and claims payable in respect of a major casualty, that is to say any claim (or the aggregate of which) exceeding USD 500,000, shall be payable to the Agent. Subject thereto all other claims, unless and until the insurers have received notice from the Agent of an Event of Default which is unremedied under the Agreement in which event all claims shall be payable directly to the Agent up to the Lenders’ and the Swap Bank’s mortgage interest, shall be released directly for the repair, salvage or other charges involved or to the Borrowers as reimbursement if it has fully repaired the damage and paid all of the salvage or other charges or otherwise in respect of Borrowers’ actual costs in connection with repair, salvage and/or other charges. Any amounts paid to any of the Borrowers directly shall be paid to the Earnings Account.

3	PLEDGE OF ACCOUNTS

3.1	Pledge

The Borrowers have opened the account as listed in Appendix 4 hereto (the “Pledged Accounts”).

To secure payment and discharge of the Borrowers’ obligations under the Agreement and any Swap Agreement and to secure the performance and observance of and compliance with all of the covenants, terms and conditions contained in the Agreement and any Swap Agreement, the Borrowers hereby pledge to the Agent (on behalf of the Finance Parties and the Swap Bank) on first priority, the Pledged Accounts or such other account or accounts as may be agreed from time to time between the Agent and the Borrowers and any and all amounts deposited into and standing to the credit of any of the Pledged Accounts or such other account and accounts from time to time.

The Agent confirms, in its capacity as account holder and debtor of the Pledged Accounts, that the pledge of the Pledged Accounts is duly noted in its records.

3.2	Drawings

The Borrowers may draw funds from the Pledged Accounts as long as no Default has been declared by the Agent.

3.3	Blocking upon Event of Default

The Pledged Accounts shall, following an Event of Default, be blocked in favour of the Finance Parties, and any subsequent monies paid to any of the Pledged Accounts or paid directly to the Agent shall be applied towards the Borrowers’ obligations to the Lenders or the Swap Bank (as the case may be) under the Agreement and/or any Swap Agreement, respectively, with any balance to be promptly released.

4	MAXIMUM LIABILITY

The liability of each Borrower hereunder shall be limited to USD 215,000,000, plus any unpaid amount of interest, fees, liability and expenses under the Finance Documents and the Swap Agreement(s).

5	WAIVER OF RIGHTS

Each Borrower specifically waives all rights under the provisions of the Norwegian Financial Agreements Act 1999 (as amended) not being mandatory provisions.

6	PERFECTION

The Borrowers agree that at any time and from time to time upon the written request of the Agent, they will promptly and duly execute and deliver to the Agent any and all such further instruments and documents as the Agent (on behalf of the Finance Parties and the Swap Bank) may reasonably deem necessary or desirable to register this Assignment Agreement in any applicable registry, and to maintain and/or perfect the Security Interest created by this Assignment Agreement and the rights and powers herein granted.

7	ENFORCEMENT

Upon the occurrence of an Event of Default, the Agent is, to the extent possible and permitted under Norwegian law, entitled to:

a)
immediately sell, dispose, collect, transfer ownership to all or any of the claims pledged in favour of the Agent (on behalf of the Finance Parties and the Swap Bank) under this Assignment Agreement (the “Claims”), as provided for in the Financial Securities Act; and

b)
apply any and all proceeds from the Claims in satisfaction of all amounts owing to the Finance Parties in accordance with the Agreement and to the Swap bank in accordance with the relevant Swap Agreement, and keep and hold any surplus as security for any amount owing (actual or contingent) in accordance with the Agreement but not yet due.

8	ASSIGNMENT

The Agent may assign or transfer its rights hereunder to any person to whom the rights and obligations of the Agent and the Lenders under the Agreement are wholly or partially assigned in accordance with Clause 24 (Changes to the Lenders) of the Agreement.

9	NO FURTHER ASSIGNMENT OR PLEDGE

The Borrowers shall not, unless prior written consent has been obtained from the Agent, be entitled to further assign or pledge the Earnings, the Insurances, the Charter Guarantees and/or the Pledged Accounts.

10	ADDITIONAL AND CONTINUING SECURITY

The Security Interest contemplated by this Assignment Agreement shall be in addition to any other Security Interest granted in accordance with the Agreement and/or any Swap Agreement, and shall be a continuing security in full force and effect as long as any obligations are outstanding under the Agreement or any Swap Agreement (as the case may be).

11	MISCELLANEOUS

a)
Each of the Borrowers hereby specifically agrees and accepts that the nature of their liability hereunder being joint and several shall not be affected by any reason or circumstances of legal or factual nature, including, but not limited to:

(i)	any waiver granted to the other Borrowers, the Guarantor or any other third party;

(ii)	any failure to enforce any rights, remedy or security against any of the other Borrowers, the Guarantor or any other third party;

(iii)	any legal limitation, incapacity or other circumstances relating to any of the other Borrowers, the Guarantor or any other third party;

(iv)	the liquidation, bankruptcy, insolvency or dissolution or the appointment of receiver for any of the other Borrowers, the Guarantor or any other third party; or

(v)	the Agreement or any of the Finance Documents becoming invalid or unenforceable against any of the other Borrowers and/or the Guarantor.

b)
Each of the Borrowers specifically waives all rights under the provisions of the FA Act not being mandatory provisions, including (but not limited to) the relevant provisions of §§ 62, 63, 65, 66, 67, 70, 71, 72, 73 and 74.

c)
Each of the Borrowers acknowledges and agrees that it has full knowledge of the cross-default provision in the Agreement, and of the security which is to be granted in respect of the amounts outstanding under the Agreement and as listed in Clause 17 (Security) of the Agreement.

12	NOTICES

Any notice, demand or other communication to be made or delivered by any party pursuant to this Assignment Agreement shall (unless the addressee has by five (5) Business Days’ written notice to that party specified another address) be made or delivered as set out in Clause 30 (Notices) of the Agreement.

13	GOVERNING LAW - JURISDICTION

This Assignment Agreement shall be governed by and construed in accordance with the laws of Norway.

The Borrowers and the Finance Parties accept Oslo City Court (Oslo tingrett) as non-exclusive venue, but this choice shall not prevent the Agent (on behalf of the Finance Parties) to enforce any of the Finance Documents against any of the Vessels or other assets of any of the Borrowers wherever they may be found.

Borrowers:     Agent:

OBO Holdings Ltd.     Nordea Bank Norge ASA

By: ____________________________  By:______________________________

Name:      Name:

Title:      Title:

BHOBO One Ltd.

By: ____________________________

Name:

Title:

BHOBO Two Ltd.

By: ___________________________

Name:

Title:

BHOBO Three Ltd.

By: ___________________________

Name:

Title:

RMJ OBO Shipping Ltd.

By: ___________________________

Name:

Title:

Sagamore Shipping Ltd.

By: ___________________________

Name:

Title:

Appendix 1 (A)

FORM OF NOTICE OF ASSIGNMENT

(Assignment of Earnings)

To: [ ]

M/V “[ ]”

We refer to the time charter party dated [•], (the “Charterparty”) made between you and us, whereby we agreed to let and you agreed to take on time charter for the period and upon the terms and conditions therein mentioned M/V “[ ]” (the “Vessel”).

We hereby give you notice that:

a)
by an agreement dated 29 August 2006 (the “Assignment Agreement”) made between among others us and Nordea Bank Norge ASA, Middelthunsgt. 17, N-0368 Oslo, Norway, acting as agent on behalf of certain other banks and swap bank (the “Agent”), related to a loan agreement of even date (the “Agreement”) and any Swap Agreement (as defined in the Agreement) made or to be entered into with the Swap Bank (as defined in the Agreement), we have assigned absolutely and have agreed to assign absolutely to and in favour of the Agent all our rights, title and interest, present and future, to all payments to be made to us under the Charterparty, including in respect of any breach by you thereunder; and

b)
you are herby irrevocably authorised and instructed to make all payments under the Charterparty to our account with Nordea Bank Finland Plc., London Branch account no [•]until such time as the Agent shall direct to the contrary whereupon all instructions or demands for actions shall be made by the Agent and payments are due to the Agent or as it may direct.

The authority and instructions herein contained cannot be revoked or varied by us without the written consent of the Agent.

[Place and date:] [•], [•]

Yours sincerely

for and on behalf of

[ ]

By: __________________________________

Name:

Title: [authorised officer]

Appendix 1 (B)

FORM OF ACKNOWLEDGEMENT

(Assignment of Earnings)

To: Nordea Bank Norge ASA

Middelthunsgate 17

N-0368 Oslo

Norway

Attn: Shipping, Offshore and Oil Services

MV “[•]”

We acknowledge receipt of the above Notice of Assignment dated [•] August 2006 from [ ]. Terms used herein shall have the same meaning as defined therein.

We agree to the assignment set out therein.We confirm that we have received no notice of any previous assignment or pledge of all or any part of the charter hire and any monies payable thereunder.

We confirm that, until otherwise notified by you, we will make all payments due under the Charterparty, subject to all permitted set-offs and deductions thereunder, to the account specified in the said Notice of Assignment. We reserve all rights, claims and defences under the Charterparty, at law and in equity, including but not limited to any right to terminate the Charterparty, and do not agree to any other modification to such rights, claims or defences, whether included in, or intended by the Agreement or the Assignment Agreement.

[Alternatively: We further confirm that all written statements containing instructions or demanding actions or payments under the Charterparty may until further notice from the Agent to the contrary be made by [ ] and after such notice these instructions shall be given or demands shall be made by the Agent.]

Place and date: [•]

Yours sincerely

for and on behalf of

[ ]

By: __________________________________

Name:

Title: [authorised officer]

Appendix 2 (A)

FORM OF NOTICE OF ASSIGNMENT

(Assignment of Insurances)

To: The Insurers

M/V [ ]

[ ] as owner (the “Owner”) of M/V [ ] (the “Vessel”) hereby gives you notice that all payments due to us from you in respect of the Vessel have been (by way of security) assigned to Nordea Bank Norge ASA, Middelthuns gate 17, N-0368 Oslo, Norway, as Agent for certain other banks and swap bank (the “Mortgagee”) according to an Assignment Agreement dated 29 August 2006 (the “Assignment Agreement”) related to a loan agreement of even date (the “Agreement”) and any Swap Agreements (as defined in the Agreement) made or to be made with the Swap Bank (as defined in the Agreement), and that all payments due to us under our policy(-ies) with yourselves must be made in accordance with the instruction, from time to time, of the Mortgagee.

Please note that all claims related to the insurances in respect of claims payable in respect of a major casualty, that is to say any claim (or the aggregate of which) exceeding USD 500,000, shall be payable to the Mortgagee and be applied by the Mortgagee in accordance with the terms of the Agreement. Subject thereto all other claims, unless and until the insurers have received notice from the Mortgagee of a default which is unremedied under the Agreement in which event all claims shall be payable directly to the Mortgagee up to their mortgage interest, shall be released directly for the repair or other charges involved or to the Owner as reimbursement if it has fully repaired the damage and paid all of the charges or otherwise in respect of the Owner’s actual costs in connection with repair and/or other charges. Any amounts paid to the Owner directly shall be paid to the Earnings Account, account no. [ ] with Nordea Bank Finland Plc., London Branch.

Please note that this instruction may not be varied except with the prior written consent of the Mortgagee.

Please confirm your acknowledgement of the terms of this notice by completing the Acknowledgement attached hereto. Please return the signed and dated Acknowledgement to the Mortgagee at the address set out above.

Place and date: [•], [•]

Yours sincerely

for and on behalf of

[ ]

By: __________________________________

Name:

Title: [authorised officer]

Appendix 2 (B)

FORM OF ACKNOWLEDGEMENT

(Assignment of Insurances)

To:  Nordea Bank Norge ASA

Middelthunsgate 17

N-0368 Oslo

Norway

Att.: Shipping, Offshore and Oil Services

MV “[•]”

We hereby acknowledge receipt of a Notice of Assignment (the “Notice”) from [ ] (the “Owner”) dated [•] 2006 related to [ ] (the “Vessel”).

We have duly noted and do accept that our payments due to the Owner, under the insurance policy(-ies) taken out for the Vessel as an Owners’ Entry pursuant to our rules, shall be made in accordance with the instructions set out in the Notice, including the Loss Payable clause therein, and payment due to the mortgagees will be made to such account as from time to time instructed by Nordea Bank Norge ASA, Middelthunsgate 17, N-0368 Oslo, Norway, which bank has been duly noted by ourselves as the first priority mortgagee of the said Vessel on its own behalf and on behalf of certain other banks and swap bank as agent therefore.

Place and date: [•]

Yours sincerely

for and on behalf of

[INSURERS]

By: __________________________________

Name:

Title: [authorised officer]

Appendix 3 (A)

FORM OF NOTICE OF ASSIGNMENT

(Assignment of Charter Guarantee)

To: [ ]

M/V “[ ]”

We refer to the charter guarantee dated [•], (the “Charter Guarantee”) made by you in our favour, whereby you have guaranteed the due performance of [•] (the “Charterers”) of all of the Charterers’ obligations under the time charterparty dated [ ] related to M/V “[ ]” (the “Vessel”).

We hereby give you notice that:

a)
by an agreement dated 29 August 2006 (the “Assignment Agreement”) made between among others us and Nordea Bank Norge ASA, Middelthunsgt. 17, N-0368 Oslo, Norway, acting as agent on behalf of certain other banks and swap bank (the “Agent”), related to a loan agreement of even date (the “Agreement”) and any Swap Agreement (as defined in the Agreement) made or to be entered into with the Swap Bank (as defined in the Agreement), we have assigned absolutely and have agreed to assign absolutely to and in favour of the Agent all our rights, title and interest, present and future, to all payments to be made to us under the Charter Guarantee, including in respect of any breach by you thereunder; and

b)
you are herby irrevocably authorised and instructed to make all payments under the Charter Guarantee to our account with Nordea Bank Finland Plc., London Branch account no [•]until such time as the Agent shall direct to the contrary whereupon all instructions or demands for actions shall be made by the Agent and payments are due to the Agent or as it may direct.

The authority and instructions herein contained cannot be revoked or varied by us without the written consent of the Agent. The provisions of this notice shall be governed by Norwegian law.

[Place and date:] [•], [•]

Yours sincerely

for and on behalf of

[ ]

By: __________________________________

Name:

Title: [authorised officer]

Appendix 3 (B)

FORM OF ACKNOWLEDGEMENT

(Assignment of Charter Guarantee)

To: Nordea Bank Norge ASA

Middelthunsgate 17

N-0368 Oslo

Norway

Attn: Shipping, Offshore and Oil Services

MV “[•]”

We acknowledge receipt of the above Notice of Assignment dated [•] 2006 from [ ]. Terms used herein shall have the same meaning as defined therein.

We agree to the assignment set out therein. We confirm that we have received no notice of any previous assignment or pledge of all or any part of any monies payable thereunder.

We confirm that, until otherwise notified by you, we will make all payments due under the Charter Guarantee, subject to all permitted set-offs and deductions thereunder, to the account specified in the said Notice of Assignment. We reserve all rights, claims and defences under the Charter Guarantee, at law and in equity, and do not agree to any modifications to such rights, claims or defences, whether included in. or intended by the Agreement or the Assignment Agreement.

[Alternatively: We further confirm that all written statements containing instructions or demanding actions or payments under the Charter Guarantee may until further notice from the Agent to the contrary be made by [ ] and after such notice these instructions shall be given or demands shall be made by the Agent.]

This acknowledgement and confirmation shall be governed by Norwegian law.

Place and date: [•]

Yours sincerely

for and on behalf of

[ ]

By: __________________________________

Name:

Title: [authorised officer]

Appendix 4

LIST OF PLEDGED ACCOUNTS

Account Holder	Account Number	Bank
OBO Holdings Ltd.	6019.04.44107	Nordea Bank Norge ASA
RMJ OBO Shipping Ltd.	6012.04.43049	Nordea Bank Norge ASA
Sagamore Shipping Ltd.	6012.04.43057	Nordea Bank Norge ASA

SCHEDULE 9

MANDATORY COST FORMULAE

1
The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2
On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the "Additional Cost Rate") for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders' Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3
The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender's participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4	The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

a)	in relation to a sterling Loan:

[Missing Graphic Reference] per cent per annum

b)	in relation to a Loan in any currency other than sterling:

[Missing Graphic Reference] per cent per annum

Where:

A is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in Clause 8.3 (Default interest)) payable for the relevant Interest Period on the Loan.

C is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

E is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5	For the purposes of this Schedule:

a)	"Eligible Liabilities" and "Special Deposits" have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

b)
"Fees Rules" means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

c)
"Fee Tariffs" means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

d)	"Tariff Base" has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6
In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7
If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8
Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

a)	the jurisdiction of its Facility Office; and

b)	any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9
The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10
The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11
The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12
Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13
The Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 10

FORM OF GUARANTEE

This Guarantee (this “Guarantee”) is made on [•] between:

(1) B+H Ocean Carriers Ltd., of 80 Broad Street, Monrovia, Liberia (the “Guarantor”); and

(2) Nordea Bank Norge ASA, organisation no. 911 044 110, Middelthunsgt. 17, N-0368 Oslo, Norway (the “Agent”), acting on behalf of itself and on behalf of the Finance Parties and the Swap Bank (as defined in the Agreement referred to below).

WHEREAS

(A) Pursuant to the terms and conditions of a reducing revolving credit facility agreement dated 29 August 2006 (the “Agreement”) between the companies listed in Part I of Schedule 1 from time to time as joint and several borrowers (the “Borrowers”), the banks and financial institutions listed in part II of Schedule 1 thereto as lenders (the “Lenders”), Nordea Bank Finland Plc., as swap bank (the “Swap Bank”) and Nordea Bank Norge ASA as agent for the Lenders (the “Agent”) and mandated lead arranger (the “Arranger”), the Lenders have agreed to make available to the Borrowers a reducing revolving credit facility in the aggregate amount of USD 202,000,000 (the “Loan”);

(B) subject to the terms and conditions of the Agreement, the Loan will be made available to the Borrowers for the purpose of (i) refinancing the loans under the Existing Credit Facility, (ii) part-financing of the purchase price for the New Vessels, (iii) the Borrowers’ and their Subsidiaries general corporate and working capital purposes and (iv) the payment of fees and expenses incurred in connection with the Facility; and

(C) it is a condition of the Agreement that the Guarantor enters into this Guarantee. A similar guarantee agreement may also be executed by other parties pursuant to the Agreement, but the execution and enforceability of such other guarantee agreements shall not be a condition to the effectiveness or enforceability of this Guarantee.

IT IS AGREED AS FOLLOWS:

1	DEFINITIONS

Capitalised terms used herein shall, save as expressly defined herein, have the same meanings as ascribed thereto in the Agreement.

2	GUARANTEE

2.1	Guarantee obligations

The Guarantor hereby unconditionally and irrevocably guarantees, as primary obligor as and for its own debt (as selvskyldnerkausjonist) and not merely as surety to the Agent (on behalf of the Finance Parties and the Swap Bank):

a)
the due and punctual payment by the Borrowers of any and all sums which are now or at any time hereafter will be payable by any of the Borrowers under or in respect of the Finance Documents in accordance with the terms and provisions thereof (including, without limitation, principal, interest, default interest, legal fees and other fees, Break Costs, transaction and enforcement costs and any other costs, expenses, Taxes and Tax indemnities, currency indemnities and any other indemnities, claims for damages and any other costs and expenses in respect of any Event of Default or any other breach by any of the Borrowers under the Finance Documents or any Swap Agreement);

b)	the due and punctual performance by the Borrowers of all of the Borrowers’ obligations under or in respect of the Finance Documents and any Swap Agreement; and

c)
to indemnify each Finance Party and the Swap Bank immediately upon the Agent’s first written demand against any loss, liability, costs and expenses suffered, incurred or paid by that Finance Party or the Swap Bank if any obligation of the Guarantor is or becomes unenforceable, invalid or illegal,

(such amounts together referred to as the “Outstanding Indebtedness”).

2.2	Payment upon first demand

If any of the Borrowers shall fail to pay any sum under the Finance Documents or any Swap Agreement as and when such sum shall become due and payable, the Guarantor shall immediately upon the Agent’s first written demand pay to the Agent for the account of the relevant Finance Party or the Swap Bank an amount equal to such sum which any of the Borrowers shall not have paid, such payment to be made in immediately available funds to the account of the Agent, as the Agent may designate, without set-off or counter-claim and free and clear of and without deduction for or on account of any present or future Taxes.

2.3	No limitation on number of demands

Demands under this Guarantee may be made by the Agent from time to time and there shall be no limitation in the number of demands which can be made hereunder.

2.4	Maximum guarantee liability

The total liability of the Guarantor under this Guarantee shall, in the aggregate, always be limited to USD 215,000,000 (in principal only) plus all unpaid interest, default interest, fees, costs and expenses.

3	SURVIVAL OF THE GUARANTOR’S LIABILITY

3.1	Continuing guarantee

This Guarantee shall be a continuing guarantee which shall be effective as of the date hereof and shall remain in full force and effect until payment in full has been received by the Agent (on behalf of the Finance Parties and the Swap Bank) of the Outstanding Indebtedness.

3.2	No discharge

The obligations of the Guarantor under this Guarantee shall not be discharged, impaired or otherwise affected by reason of any of the following events or circumstances regardless of whether any such events or circumstances occur with or without the Guarantor’s knowledge and consent:

a)
any total or partial invalidity, irregularity, illegality, unenforceability, imperfection or avoidance of or any defect in any security granted by, or the obligation of the Borrowers, the Finance Parties, the Swap Bank or any other person under the Finance Documents, any Swap Agreement or any other document or security;

b)
any time, waiver, consent or other indulgence granted to any of the Borrowers or any other person or any composition or arrangement made by any Finance Party, the Swap Bank or any other person with the Borrowers or any other person;

c)
any increase or reduction of the amount of the Loan, or variation of the terms and conditions for its repayment (including without limitation, the rate and/or method of calculation of interest payable on the Loan);

d)
any amendment, modification, replacement, supplement, variation, compromise, extension or renewal of any Finance Document or any Swap Agreement or any right against any security over any assets of any of the Borrowers or any other person;

e)
any refusal or neglect to take up or perfect or enforce or any release, indulgence or other relief granted under any Finance Document or any Swap Agreement or any rights against or any security over any assets of any of the Borrowers or any other person or any failure to realize the full value of any security;

f)	any transfer, assignment, assumption or novation of rights and obligations under the Finance Documents by any of the Borrowers, a Lender or any other person;

g)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any of the Borrowers, a Lender, the Swap Bank or any other person;

h)
any corporate reorganisation, reconstruction, amalgamation, dissolution, merger, acquisition or any other alteration in the corporate existence or structure of any of the Finance Parties, the Swap Bank, the Borrowers or any other person; or

i)	any insolvency or similar proceedings concerning any of the Borrowers, a Lender, the Swap Bank or any other person.

3.3	Waiver

The Guarantor specifically waives all rights under the provisions of the Norwegian Financial Agreements Act of 25 June 1999 no. 46 not being mandatory provisions, including the following provisions (the main contents of the relevant provisions being as indicated in the brackets):

a)	§ 62 (1) (a) (to be notified of any security the giving of which was a precondition for the advance of the Loan, but which has not been validly granted or has lapsed);

b)	§ 63 (1) - (2) (to be notified of any Event of Default under the Agreement or any Swap Agreement and to be kept informed thereof);

c)	§ 63 (3) (to be notified of any extension granted to any of the Borrowers in payment of principal and/or interest);

d)	§ 63 (4) (to be notified of any of the Borrowers’ bankruptcy proceedings or debt reorganisation proceedings and/or any application for the latter);

e)	§ 65 (3) (that the consent of the Guarantor is required for the Guarantor to be bound by amendments to the Agreement and any Swap Agreement that may be detrimental to its interest);

f)
§ 66 (1) - (2) (that the Guarantor shall be released from liabilities hereunder if security which was given, or the giving of which was a precondition for the advance of the Loan, is released by any of the Finance Parties without the consent of the Guarantor);

g)
§ 66 (3) (that the Guarantor shall be released from its liabilities hereunder if, without its consent, security the giving of which was a precondition for the advance of the Loan or the execution of the Guarantee, was not validly granted);

h)	§ 67 (2) (about reduction of the Guarantor’s liabilities hereunder);

i)
§ 67 (4) (that the Guarantor's liabilities hereunder shall lapse after ten (10) years, as the Guarantor shall remain liable hereunder as long as any amount is outstanding under the Agreement, any Swap Agreement or the Security Documents);

j)
§ 70 (as the Guarantor shall have no right of subrogation into the rights of the Finance Parties and the Swap Bank under the Agreement, any Swap Agreement or the Security Documents until and unless the Finance Parties and the Swap Bank shall have received all amounts due or to become due to them under the Agreement, any Swap Agreement and the Security Documents);

k)
§ 71 (as the Finance Parties and the Swap Bank shall have no liability first to make demand upon or seek to enforce remedies against any of the Borrowers or any other security provided in respect of the Borrowers’ liabilities under the Agreement and/or any Swap Agreement and/or the Security Documents before seeking to enforce the security created hereunder);

l)	§ 72 (as all interest and default interest due under the Agreement and/or any Swap Agreement and/or the Security Documents shall be secured hereunder);

m)	§ 73 (1) - (2) (as all costs and expenses related to a default under the Agreement and/or the Swap Agreement and/or the Security Documents shall be secured hereunder); and

n)
§ 74 (1) - (2) (as the Guarantor shall make no claim against any of the Borrowers for payment until and unless the Finance Parties and the Swap Bank first shall have received all amounts due or to become due to them under the Agreement, any Swap Agreement and the Security Documents).

3.4	Reinstatement

If any payment by any of the Borrowers, any other guarantor or any other provider of security under the Finance Documents or any Swap Agreement must be repaid, or any discharge given by a Lender or the Swap Bank (whether in respect of the obligations of the Borrowers, another guarantor or any security for those obligations or otherwise) is avoided or reduced, as a result of insolvency or any similar event:

a)	the liability of the Guarantor shall continue as if such payment, discharge, avoidance or reduction had not occurred; and

b)
the Finance Parties and the Swap Bank shall be entitled to recover the value or amount of that security or payment from the Guarantor, as if such payment, discharge, avoidance or reduction had not occurred.

4	UNDERTAKINGS

The Guarantor undertakes to the Agent that as long as this Guarantee is effective:

a)
it shall at all times comply with all its obligations, covenants, undertakings and representations under the Finance Documents (to which it is a party), and undertakes to comply with and perform all such obligations, covenants, undertakings and representations with relates to the Guarantor in the Agreement, hereunder (but not limited to) the financial covenants set out in Clause 20 (Financial covenants) of the Agreement and the obligation to deliver a Compliance Certificate as set out in Clause 19.2 (Compliance Certificate) of the Agreement;

b)
following receipt of a notice from the Agent of the occurrence of any Event of Default, the Guarantor will not make a demand for any claim of moneys due to the Guarantor from any of the Borrowers or any other guarantor, or exercise any other right or remedy to which any of the Borrowers or any other guarantor are entitled to in respect of such moneys unless and until all moneys due and payable by any of the Borrowers have been irrevocably paid in full;

c)
if any of the Borrowers or any other guarantor becomes the subject of an insolvency proceeding or shall be wound up or liquidated, the Guarantor shall not (unless so instructed by the Agent and then only on condition that the Guarantor holds the benefit of any claim in such insolvency or liquidation to pay any amounts recovered thereunder to the Agent) make any claim in such insolvency, winding-up or liquidation until all the Outstanding Indebtedness owing or due has been irrevocably paid in full;

d)
if the Guarantor being in breach of litra b) and c) above receives or recovers any money pursuant to such exercise, claim or proof as therein referred to, such moneys shall be held by the Guarantor for the Agent to apply the same as if they were money received or recovered by the Agent under this Guarantee; and

e)	it will not take or has not taken from any of the Borrowers any security whatsoever for the obligations guaranteed hereunder.

5	REPRESENTATIONS AND WARRANTIES

The Guarantor represents and warrants to the Agent (for the benefit of each Finance Party and the Swap Bank) as follows:

a)
the Guarantor is duly organised and validly existing as a private limited liability company under the laws of Bermuda and has the corporate power and authority to own its assets and carry on its business as it is presently being conducted in each jurisdiction in which it owns assets or carry on business;

b)	the Guarantor has the power to enter into, perform and deliver, and has taken all necessary actions to authorise its entry into, performance and delivery of this Guarantee; and

c)
the Guarantee constitutes the legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms and will be so treated in any relevant courts and this Guarantee is in proper form for enforcement in such courts.

6	ENFORCEMENT

6.1	Immediate recourse

The Agent shall not be required to take any action against any of the Borrowers, any other guarantor or any other person before claiming from the Guarantor under this Guarantee.

6.2	No right of recourse and no security

The Guarantor shall have no right of recourse against any of the Borrowers, any other guarantor or any of their respective bankruptcy estate for any amount paid by the Guarantor under this Guarantee for so long as any part of the Outstanding Indebtedness remains outstanding, and the Guarantor shall not be entitled to obtain from any of the Borrowers any security for any such right of recourse which the Guarantor may have after such time. Any such security which the Guarantor might obtain shall be regarded as supplementary security in favour of the Finance Parties and the Swap Bank. The Guarantor hereby renounces any and all such claims it has or may get against any of the Borrowers or any other guarantor for as long as any part of the Outstanding Indebtedness remains outstanding.

6.3	No subrogation in Finance Parties’ or Swap Bank’s security

The Guarantor shall have no right to subrogate, wholly or partly, in any security provided to the Finance Parties or the Swap Bank pursuant to the Finance Documents or any Swap Agreement or in any other way until all of the Outstanding Indebtedness has been fully and finally paid.

6.4	Action

Without affecting the obligations of the Guarantor hereunder, the Agent, the other Finance Parties and the Swap Bank may take such action as the Agent, the other Finance Parties and the Swap Bank, as the case may be, in their own discretion may consider appropriate against the Borrowers, the Guarantor or any other persons or parties or securities to recover monies due and payable in respect of the obligations under the Agreement and/or any Swap Agreement and/or the other Finance Documents.

6.5	Knowledge of the Agreement and additional security

The Guarantor acknowledges and agrees that:

a)
it has received a copy of and has full knowledge of the terms and provisions of the Agreement hereunder, but not limited to the cross-default provision therein, and that it has been informed of the security which is to be granted in respect of the amounts outstanding under the Agreement and as listed in Clause 17 (Security) of the Agreement;

b)	it has been informed by the Borrowers that no Event of Default under the Agreement has occurred as per today; and

c)
this Guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party or the Swap Bank as security for the Borrowers’ obligations under the Agreement and any Swap Agreement(s).

7	ASSIGNMENT

The Agent and the Finance Parties may assign or transfer the rights hereunder to any person to whom the rights and obligations of such Finance Party under the Agreement are wholly or partly assigned or transferred to in accordance with Clause 24 (Changes to the Lenders) of the Agreement.

8	EXPENSES

The Guarantor shall pay to the Agent on demand on a full indemnity basis all charges, costs and expenses (including the legal fees) properly incurred by the Finance Parties in connection with the preservation and enforcement of any of the rights of the Finance Parties and the Swap Bank hereunder.

9	MISCELLANEOUS

9.1	No implied waivers

No delay or failure by the Agent, any other Finance Party or the Swap Bank to exercise any right or remedy under this Guarantee shall operate or be construed as a waiver of such rights or remedies unless otherwise expressly stated in writing by the Agent, such Finance Party or the Swap Bank. No partial exercise of any right or remedy shall prevent any further or other exercise of such right or remedy or any other right or remedy. No express waiver of any rights or remedies in respect of an Event of Default or any other event by the Agent, any other Finance Party or the Swap Bank shall operate or be construed as a waiver of any rights or remedies in respect of any similar or other Event of Default or events.

9.2	Separable provisions

The provisions of this Guarantee are separable and, if any provision of this Guarantee is or becomes illegal, invalid or unenforceable in any respect in any jurisdiction, this shall not affect the legality, validity or enforceability of such provisions in any other jurisdiction or the legality, validity or enforceability of the remaining provisions of the Guarantee in that or any other jurisdiction.

9.3	Borrowers as agent for the Guarantor

The Borrowers shall be the agent of the Guarantor and any notice, statement or agreement by the Borrowers to or with the any of the Finance Parties or the Swap Bank shall be binding on the Guarantor.

9.4	Law and jurisdiction

9.4.1	Governing law

This Guarantee shall be governed by and construed in accordance with Norwegian law.

9.4.2	Main jurisdiction

The Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of the Norwegian courts, the venue to be Oslo City Court (Oslo tingrett) and the Guarantor agrees for the benefit of the Finance Parties and the Swap Bank that any legal action or proceedings arising out of or in connection with this Guarantee against the Guarantor or any of its assets may be brought in the said court.

9.4.3	Alternative jurisdiction

This Clause 9.4.3 is for the exclusive benefit of the Finance Parties and the Swap Bank each of which have the right:

a)	to commence proceedings against the Guarantor or its assets both in any court in Norway and any other jurisdiction; and

b)	to commence enforcement proceedings in any jurisdiction concurrently with or in addition to proceedings in Norway or without commencing proceedings in Norway.

The parties agree that only the courts of Norway and not those of any other state shall have jurisdiction to determine any claim which the Guarantor may have against the Agent, any other Finance Party or the Swap Bank and that the Guarantor shall only be entitled to commence legal action or proceedings against the Agent, any such other Finance Party and the Swap Bank in relation to this Guarantee in Oslo City Court (Oslo tingrett).

10	NOTICES

Every notice or demand under this Guarantee shall be made by letter or telefax.

Any such notice or communication given by the Guarantor shall be addressed to the Agent at the following address:

If to the Agent:  Nordea Bank Norge ASA
Middelthunsgt. 17
P.O. Box 1166 Sentrum
N-0107 Oslo, Norway
Att: Shipping, Offshore and Oil Services
Telefax No: + 47 22 48 66 68

Any notice, demand or other communication to be given to the Guarantor shall be sent to the Guarantor at the following address:

If to the Guarantor: B + H Ocean Carriers Ltd.
c/o B + H Management Ltd.
Par-la-Ville Place
14 Par-la-Ville Road
Hamilton HMJX
Bermuda
Att.:
Telefax: + 1 441 295 6796

10.1	Service of process

Without prejudice to any other mode of service, the Guarantor:

a)
irrevocably appoints Wikborg Rein & Co., Kronprinsesse Märthas plass 1, P.O. Box 1513 Vika, N-0017 Oslo, Norway as its agent for service of process relating to any proceedings before Norwegian courts in connection with this Agreement; and

b)	agrees that failure by its process agent to notify it of the process will not invalidate the proceedings concerned.

IN WITNESS WHEREOF, the parties hereto have duly executed this Guarantee in two (2) original copies on the date and year first written above.

The Guarantor:     The Agent:
B+ H Ocean Carriers Ltd.    Nordea Bank Norge ASA

By: _____________________________  By: ____________________________
Name:      Name:
Title:      Title:

SIGNATORIES

Borrowers:

OBO Holdings Ltd.

By:  /s/ Anthony Dalzell

Name: Anthony Dalzell

Title: Attorney-in-Fact

BHOBO One Ltd.

By: /s/ Anthony Dalzell

Name: Anthony Dalzell

Title: Attorney-in-Fact

BHOBO Two Ltd.

By: /s/ Anthony Dalzell

Name: Anthony Dalzell

Title: Attorney-in-Fact

BHOBO Three Ltd.

By: /s/ Anthony Dalzell

Name: Anthony Dalzell

Title: Attorney-in-Fact

RMJ OBO Shipping Ltd.

By: /s/ Anthony Dalzell

Name: Anthony Dalzell

Title: Attorney-in-Fact

Sagamore Shipping Ltd.

By: /s/ Anthony Dalzell _

Name: Anthony Dalzell

Title: Attorney-in-Fact

Lenders:

Nordea Bank Norge ASA

By: __/s/_Olav Ringdal_____________

Name:

Title: Attorney-in-Fact

DVB Bank America NV

By: __/s/ Siri Wennevik________

Name:

Title: Attorney-in-Fact

HSH Nordbank AG

By: __/s/ Siri Wennevik________

Name:

Title: Attorney-in-Fact

The Governor and Company of the Bank of Scotland

By: __/s/ Siri Wennevik_________

Name:

Title: Attorney-in-Fact

Bookrunner:

Nordea Bank Norge ASA

By: __/s/_Olav Ringdal_____________

Name:

Title: Attorney-in-Fact

Agent:

Nordea Bank Norge ASA

By: __/s/_Olav Ringdal_____________

Name:

Title: Attorney-in-Fact

Arranger:

Nordea Bank Norge ASA

By: __/s/_Olav Ringdal_____________

Name:

Title: Attorney-in-Fact

Co-arrangers:

DVB Bank America NV

By: __/s/ Siri Wennevik________

Name:

Title: Attorney-in-Fact

HSH Nordbank AG

By: __/s/ Siri Wennevik________

Name:

Title: Attorney-in-Fact

The Governor and Company of the Bank of Scotland

By: __/s/ Siri Wennevik________

Name:

Title: Attorney-in-Fact

Swap Bank:

Nordea Bank Finland Plc.

By: __/s/ Torbjorn Nulsund

Name:

Title: Attorney-in-Fact

We, B+H Ocean Carriers Ltd., hereby acknowledge and agree to the terms of this Agreement and agree to be bound by Clauses 18 (Representations and warranties), 19 (Information undertakings), 20 (Financial covenants), 21 (General undertakings) and 23 (Events of Default) of this Agreement to the extent applicable to the Guarantor as if we were a party to this Agreement.

29 August 2006

Guarantor:

B+H Ocean Carriers Ltd.

By: __/s/ R. Anthony Dalzell________________________________

Name:  Anthony Dalzell

Title: Attorney-in-Fact